                                                                  Exhibit 20



                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

         AGREEMENT, made as of the 12th day of February, 2002, by and among:

         NATIONAL CONSUMER COOPERATIVE BANK, a corporation chartered by Act of Congress of the United States which conducts business under the trade name National Cooperative Bank (the "BORROWER");

         The Banks which have executed this Agreement (individually, a "BANK" and, collectively, the "BANKS"); and

         FLEET NATIONAL BANK, as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT");

                              W I T N E S S E T H:

         (A) The Borrower, the Agent and the banks signatory thereto entered into a certain Third Amended and Restated Loan Agreement dated as of May 28, 1997, which was amended pursuant to (i) Amendment No. 1 to Third Amended and Restated Loan Agreement dated as of May 27, 1998, (ii) Amendment No. 2 to Third Amended and Restated Loan Agreement dated as of May 26, 1999, (iii) Amendment No. 3 to Third Amended and Restated Loan Agreement dated as of May 24, 2000, and
(iv) Amendment No. 4 to Third Amended and Restated Loan Agreement dated as of May 23, 2001 (as so amended, the "ORIGINAL LOAN AGREEMENT");

         (B) The Borrower has requested, among other things, that the Banks increase the aggregate "Total Commitment" as defined in the Original Loan Agreement from $328,000,000 to $350,000,000; and

         (C) The Banks are willing to so increase the Total Commitment, but only on the condition, among other things, that the Borrower agree to amend and restate the Original Loan Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Original Loan Agreement (including, all Exhibits and Schedules thereto) is hereby amended and restated in its entirety to read as follows:

     ARTICLE 1   DEFINITIONS; EFFECTIVE DATE.

         (a) As used in this Agreement, the following terms shall have the following meanings:

         "A COMMITMENT" - as to each Bank, the amount set opposite such Bank's name on the signature pages hereto under the caption "A Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.14(d) as such Bank's "A Commitment", as such amount is subject to reduction in accordance with the terms hereof.

         "A COMMITMENT TERMINATION DATE" - February 11, 2005.

         "A CREDIT PERIOD" - the period commencing on the Effective Date and ending on the A Commitment Termination Date.

         "AFFECTED LENDER" - as defined in Section 2.25 hereof.

         "A LOAN" and "A LOANS" - as defined in subsection 2.1(a) hereof. A Loans of different types made or converted from A Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate A Loans for all purposes of this Agreement.

         "A NOTE" and "A NOTES" - as defined in subsection 2.13(a) hereof.

         "ADDITIONAL COSTS" - as defined in Section 2.20 hereof.

         "AFFECTED LOANS" - as defined in Section 2.23 hereof.

         "AFFECTED TYPE" - as defined in Section 2.23 hereof.

         "AFFILIATE" - as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person which owns directly or indirectly securities having 5% or more of the ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and
(ii) each shareholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

         "AGREEMENT" - this Fourth Amended and Restated Loan Agreement as the same may from time to time be supplemented, amended or modified.

         "ALTERNATE BASE RATE" - for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) 0.5% plus the Federal Funds Rate in effect on such day.

         "ALTERNATE SWING LOAN INTEREST RATE" - as defined in subsection 2.1(c)(iii) hereof.

         "APPLICABLE LENDING OFFICE" - with respect to each Bank, the Lending Office designated below its name on the signature pages hereto or in the Assignment and Acceptance pursuant to which it became a Bank hereunder, or such other office of such Bank or of an affiliate of such Bank as such Bank may from time to time specify to the Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.

         "APPLICABLE MARGIN" - on any date, with respect to LIBOR Loans, the applicable percentage set forth below based upon the Ratings in effect on such date:


         CATEGORY 1                        A LOANS               B LOANS
         ----------                        -------               -------
         A3 or higher by Moody's;           .575%                 .600%
         A- or higher by S&P

         CATEGORY 2
         ----------
         Baa1 by Moody's;                   .675%                 .700%
         BBB+ by S&P

         CATEGORY 3
         ----------
         Baa2 by Moody's                    .750%                 .800%
         BBB by S&P

         CATEGORY 4
         ----------
         Baa3 by Moody's                    .950%                 1.00%
         BBB- by S&P

         CATEGORY 5
         ----------
         Lower than Baa3 by Moody's         1.15%                 1.20%
         Lower than BBB- by S&P

            - or -

         No Rating by S&P or Moody's


For purposes of the foregoing, if the Ratings shall fall within different Categories, the Applicable Margin shall be based on the lower Rating (and higher Applicable Margin); provided, however, in the event the Categories in which the Ratings fall are more than one Category apart, the Applicable Margin shall be based on the Rating that is one level higher than the lower of the two Categories. If any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change in the Applicable Margin shall apply to all outstanding LIBOR Loans during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

         "ASSET SECURITIZATION" - with respect to any Person, a transaction involving the sale or transfer of receivables by such Person to a special purpose corporation or grantor trust (an "SPV") established solely for the purpose of purchasing such receivables from the Borrower for Cash in an amount equal to the Fair Market Value thereof; provided, however, that the Borrower may (A) establish and maintain a reserve account containing Cash or Securities as a credit enhancement in respect of any such sale, or (B) purchase or retain a subordinated interest in such receivables being sold.

         "ASSET SECURITIZATION RECOURSE LIABILITY" - with respect to any Person, the maximum amount of such Person's liability (whether matured or contingent) under any agreement, note or other instrument in connection with any one or more Asset Securitizations in which such Person has agreed to repurchase receivables or other assets, to provide direct or indirect credit support (whether through cash payments, the establishment of reserve accounts containing cash or Securities, an agreement to reimburse a provider of a letter of credit for any draws thereunder, the purchase or retention of a subordinated interest in such receivables or other assets, or other similar arrangements), or in which such Person may be otherwise liable for all or a portion of any SPV's obligations under Securities issued in connection with such Asset Securitizations.

         "ASSIGNMENT AND ACCEPTANCE" - an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent and, so long as no Event of Default shall have occurred and be continuing, by the Borrower, in accordance with Section 10.14 and in substantially the form of Exhibit B hereto.

         "ATTRIBUTABLE INDEBTEDNESS" - on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "B COMMITMENT" - as to each Bank, the amount set opposite such Bank's name on the signature pages hereto under the caption "B Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.14(d) as such Bank's "B Commitment", as such amount is subject to reduction in accordance with the terms hereof.

         "B COMMITMENT TERMINATION DATE" - February 11, 2003, as such date may be extended pursuant to subsection 2.1(b)(ii) hereof.

         "B CREDIT PERIOD" - the period commencing on the Effective Date and ending on the B Commitment Termination Date.

         "B LOAN" and "B LOANS" - as defined in subsection 2.1(b) hereof. B Loans of different types made or converted from B Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate B Loans for all purposes of this Agreement.

         "B NOTE" and "B NOTES" - as defined in subsection 2.13(b) hereof.

         "BORROWING NOTICE" - as defined in Section 2.3 hereof.

         "BUSINESS DAY" - any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York and, if the applicable day relates to a LIBOR Loan, or an Interest Period for a LIBOR Loan, the day on which dealings in dollar Deposits are also carried on in the London interbank market and banks are open for business in London.

         "CAPITALIZED LEASE" - any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

         "CASH" - as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP consistently applied.

         "CLASS A NOTES" - the class A notes issued by the Borrower to the Secretary of the Treasury on behalf of the United States pursuant to Section 3026(a)(3)(A) of the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. Section 3001, ET SEQ. (the "Bank Act") on the Final Government Equity Redemption Date (the "Redemption Date") in full and complete redemption of the class A stock of the Borrower held by the Secretary of the Treasury on such Redemption Date and replacement notes for such class A notes in a principal amount(s) not greater than those notes being replaced and containing identical terms of subordination as the class A notes. The terms "class A notes", "Final Government Equity Redemption Date", and "class A stock" are defined in the Bank Act, which definitions are incorporated by this reference as if fully set forth herein.

         "CLASS B STOCK" - "class B stock" the terms of which are defined in 12 U.S.C. Section 3014 as in effect on December 15, 1993.

         "CLASS B1 COMMON STOCK" - the series of Class B Stock comprising Class B Stock purchased for cash after June 28, 1984.

         "CODE" - the Internal Revenue Code of 1986, as amended, or any successor statute.

         "COMPLIANCE CERTIFICATE" - a certificate executed by the president or chief financial officer or treasurer of the Borrower to the effect that, as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after action intended to be taken by the Borrower, as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent, of such compliance.

         "CONFIDENTIAL INFORMATION" means financial statements, agreements, reports, certificates and other information that the Borrower, or any of its agents, furnishes to the Agent or any Bank in writing designated as confidential (but including, regardless of whether or not so designated, any information relating to (i) the economic and legal (including contractual) arrangements between (a) the Borrower and (b) its customers, (ii) details with respect to information of the Borrower, and (iii) acquisition and other investment opportunities available to the Borrower), but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Bank of its obligations hereunder or that is or becomes available to the Agent or such Bank from a source other than the Borrower that is not, to the best of the Agent's or such Bank's knowledge, acting in violation of a confidentiality agreement with the Borrower.

         "CONSOLIDATED ADJUSTED NET INCOME" - for any fiscal period of the Borrower, net earnings or net loss (determined on a consolidated basis) of the Borrower and its Subsidiaries after income taxes for such period, but EXCLUDING from the determination of such earnings the following items (together with the income tax effect, if any, applicable thereto): (i) the proceeds of any life insurance policy; (ii) any gain or loss arising from the sale of capital assets;
(iii) any gain arising from any reappraisal, revaluation or write-up of assets;
(iv) any gain arising from transactions of a non-recurring or non-operating and material nature or arising from sales or other dispositions relating to the discontinuance of operations; (v) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (vi) earnings of any corporation, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition; (vii) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions, (viii) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary, (ix) the earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have merged, prior to the date of such transaction, (x) any gain arising from the acquisition of any securities of the Borrower or any of its Subsidiaries, and (xi) any amortization of deferred or other credit representing the excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary.

         "CONSOLIDATED ADJUSTED NET WORTH" - at any time, with respect to the Borrower and its Subsidiaries (determined on a consolidated basis), the amount of capital stock plus (or minus in the case of a deficit), the capital surplus and earned surplus of the Borrower and its Subsidiaries, less (without duplication) the sum of the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Borrower and its Subsidiaries:

                  (i) all deferred charges and prepaid expenses other than prepaid taxes and prepaid insurance premiums;

                  (ii) treasury stock;

                  (iii) unamortized debt discount and expense and unamortized stock discount and expense;

                  (iv) goodwill, the excess of the cost of assets acquired over the book value of such assets on the books of the transferor, the excess of the cost of investments in any Person (including any Subsidiary) over the value of such investments on the books of such Person at the time of making such investments, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

                  (v) all receivables (other than Eurodollar deposits) owing by Persons whose principal place of business or principal assets are located in any jurisdiction other than the United States of America or Canada; and

                  (vi) any increment resulting from any reappraisal, revaluation or write-up of capital assets subsequent to September 30, 2001.

If the Borrower or any of its Subsidiaries shall have any Investments which are not permitted under this Agreement, such Investments shall be excluded from the calculation of Consolidated Adjusted Net Worth.

         "CONSOLIDATED DEBT" - as at any date of determination thereof, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries, plus, without duplication, the aggregate amount of the obligations of the Borrower and its Subsidiaries set forth below, at such time:

                  (a) the principal amount of all recourse and non-recourse interest bearing obligations of the Borrower or any Subsidiary including, without limitation, any such obligations bearing an implicit rate of interest, such as Capitalized Leases, and interest bearing obligations secured by any Lien upon Property owned by the Borrower or any Subsidiary, even though such Person has not assumed or become liable for the payment of such obligations;

                  (b) the aggregate amount of all demand and term deposits made by any Person with the Borrower or any Subsidiary (including, without limitation, certificates of deposit issued by the Borrower or any Subsidiary); and

                  (c) the face amount of all letters of credit issued by the Borrower or any Subsidiary and all bankers' acceptances accepted by the Borrower or any Subsidiary.

         "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" - for any period shall mean the sum of: (i) Consolidated Adjusted Net Income for such period; PLUS (ii) to the extent deducted in determining Consolidated Adjusted Net Income for such period, (a) all provisions for any Federal, state or other income taxes made by the Borrower and its Subsidiaries during such period, and (b) Consolidated Fixed Charges during such period PLUS (iii) contributions made by the Borrower to Development Corp.

         "CONSOLIDATED EFFECTIVE NET WORTH" - at any time means the sum of

                  (a) Consolidated Adjusted Net Worth at such time; PLUS

                  (b) the aggregate outstanding principal amount of Class A Notes at such time.

         "CONSOLIDATED FIXED CHARGES" - with respect to the Borrower on a consolidated basis for any period shall mean the sum of: (i) all interest and all amortization of Indebtedness, amortized discount and expense on all Indebtedness for borrowed money of the Borrower and its Subsidiaries, PLUS
(ii) all Rentals payable during such period by the Borrower and its Subsidiaries.

         "CONSOLIDATED NET EARNINGS" - for any period, the net income or loss of the Borrower and its Subsidiaries, as applicable (determined on a consolidated basis for such Persons at such time), for such period, as determined in accordance with GAAP in effect at such time.

         "CONTROLLED GROUP" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b), 414(c) or 414(m) of the Internal Revenue Code of 1986, as amended, and Section 4001(a)(2) of ERISA.

         "DEBT INSTRUMENT" - as defined in Section 8.5 hereof.

         "DEFAULT" - an event which with notice or lapse of time or both would constitute an Event of Default.

         "DEVELOPMENT CORP." - NCB Development Corporation, a District of Columbia non-profit corporation established pursuant to 12 U.S.C.
Section 3051(b).

         "DOLLARS" - and "$" - lawful money of the United States of America.

         "EFFECTIVE DATE" - February 12, 2002.

         "ELIGIBLE ASSIGNEE" - (a) a Bank; (b) an Affiliate of a Bank; and (c) subject to the prior approval of the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Agent or the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans (of a size similar to the Loans) in the ordinary course of its business and having total assets in excess of $500,000,000; PROVIDED, HOWEVER, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

         "ELIGIBLE DERIVATIVES" - derivative Securities which are sold in the ordinary course of the business of the Borrower and its Subsidiaries for the purpose of hedging or otherwise managing portfolio risk.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

         "EVENT OF DEFAULT" - as defined in Article 8 hereof.

         "EXTENSION REQUEST" as defined in subsection 2.1(b)(ii)(A) hereof.

         "FACILITY FEE" - as defined in Section 2.4 hereof.

         "FACILITY FEE PERCENTAGE" - on any date, the applicable percentage set forth below based upon the Ratings in effect on such date:


         CATEGORY 1                       A LOANS               B LOANS
         ----------                       -------               -------
         A3 or higher by Moody's;         .175%                 .150%
         A- or higher by S&P

         CATEGORY 2
         ----------
         Baa1 by Moody's;                 .200%                 .175%
         BBB+ by S&P

         CATEGORY 3
         ----------
         Baa2 by Moody's                  .250%                 .200%
         BBB by S&P

         CATEGORY 4
         ----------
         Baa3 by Moody's                  .300%                 .250%
         BBB- by S&P

         CATEGORY 5
         ----------
         Lower than Baa3 by Moody's       .350%                 .300%
         Lower than BBB- by S&P

             - or -

         No Rating by S&P or Moody's

For purposes of the foregoing, if the Ratings shall fall within different Categories, the Facility Fee Percentage shall be based on the lower Rating (and higher Facility Fee Percentage); provided, however, in the event the Categories in which the Ratings fall are more than one Category apart, the Facility Fee Percentage shall be based on the Rating that is one level higher than the lower of the two Categories. If any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change with respect to the Borrowers shall apply at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

         "FAIR MARKET VALUE" - at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

         "FEDERAL FUNDS RATE" - for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FINANCIAL STATEMENTS" - the consolidated statements of financial condition of the Borrower and its Subsidiaries as of December 31 in the years 1999 and 2000 inclusive, and the related consolidated statements of income and cash flows and changes in members' equity for the fiscal years ended on such dates, in each case accompanied by reports thereon containing opinions without qualification, except as therein noted, by Arthur Andersen LLP, independent certified public accountants, and the consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2001 and the related consolidated statements of income and cash flows and reconciliation of net income to net cash provided by operating activities for the nine (9) month period ended on such date.

         "FLEET" - Fleet National Bank, having an office at 1185 Avenue of the Americas, New York, New York 10036.

         "GAAP" - generally accepted accounting principles in the United States of America as in effect on the date of this Agreement and applied on a basis consistent with the Financial Statements.

         "GRANTING BANK" - as defined in subsection 10.14(i) hereof.

         "INDEBTEDNESS" - with respect to any Person, all (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities which, in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and banker's acceptances credited for such Person; (v) obligations in the form of demand and term deposit accounts maintained by such Person; (vi) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured; (vii) net obligations (measured on a mark to market basis) under any Swap Contract; and
(viii) capital leases
to the extent classified as a liability on the balance sheet in accordance with GAAP and Synthetic Lease Obligations (the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date).

         "INTEREST PERIOD" - with respect to any LIBOR Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the day that is 7 days thereafter or the first, second, third, sixth or ninth calendar month thereafter, as the Borrower may select as provided in Section 2.3 hereof, except that each such Interest Period which commences on the last London Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) any Interest Period which commences prior to a Payment Date shall end no later than such Payment Date if the aggregate principal amount of the Loans or portions thereof to which such Interest Period would be applicable would include any portion of the aggregate principal amount of the Loans which is due and payable on such Payment Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for LIBOR Loans, if such next succeeding London Business Day falls in the next succeeding calendar month, on the next preceding London Business Day); (iii) no more than fifteen (15) Interest Periods for LIBOR Loans shall be in effect at the same time; (iv) any Interest Period for any type of A Loan which commences before the A Commitment Termination Date shall end no later than the A Commitment Termination Date and any Interest Period for any type of B Loan which commences before the B Commitment Termination Date shall end no later than the B Commitment Termination Date; and (v) notwithstanding clauses (i) and (iv) above, no Interest Period shall have a duration of less than seven (7) days. In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.3 hereof, such Loan will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Loan.

         "INVESTMENT" - in any Person by the Borrower:

                  (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Borrower for or in connection with the acquisition by the Borrower of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

                  (b) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of, such Person by the Borrower and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Borrower.

         "IRS" - Internal Revenue Service.

         "LIBOR LOANS" - Loans the interest on which is determined on the basis of rates referred to in the definition of "LIBOR Rate" in this Article 1.

         "LIBOR RATE" - with respect to any LIBOR Loan, for any Interest Period applicable thereto, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such Interest Period for such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Business Days preceding the first day of such Interest Period for such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of offered rates for deposits in U.S. Dollars for a period of time comparable to the Interest Period for such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London Time, on the day that is two (2) London Business Days preceding the first day such Interest Period for such LIBOR Loan as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period for such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m., New York City time, on the day that is two (2) London Business Days preceding the first day of such LIBOR Loan. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Bank, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "RESERVE PERCENTAGE" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. The Agent shall use its best efforts to advise the Borrower of the LIBOR Rate as soon as practicable after each change in the LIBOR Rate; provided, however, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Banks or the Agent or the obligations of the Borrower hereunder.

         "LIEN" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "LOAN" and "LOANS" - as defined in subsection 2.1(b) hereof.

         "LOAN DOCUMENTS" - this Agreement, the Notes, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

         "LONDON BUSINESS DAY" - a Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "MAJORITY BANKS" - Banks having 66-2/3% of the aggregate amount of the Total Commitments whether or not Loans or Swing Line Loans are outstanding hereunder.

         "MOODY'S" - Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto.

         "NCB CAPITAL" - NCB Capital Corporation, a Delaware corporation.

         "NCCB SENIOR OBLIGATIONS" - at any date of determination thereof, with respect to the Borrower, the sum of:

                  (a) the aggregate unpaid principal amount of Senior Debt, plus

                  (b) the aggregate amount of all Capitalized Leases, plus

                  (c) Restricted Guarantees computed on the basis of total outstanding contingent liability, plus

                  (d) Asset Securitization Recourse Liabilities of the Borrower (meeting the conditions set forth in either clause (i) or clause (ii) below):

                      (i) to the extent, but only to the extent, that such obligations arise from the Borrower's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables; or

                      (ii) if the Borrower shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent, but only to the extent, of the amount of such reserve account or subordinated interest.

         "NOTE" and "NOTES" - individually, each of the A Notes, the B Notes and the Swing Line Note, and collectively, all of them.

         "ORIGINAL LOAN AGREEMENT" - as defined in the first preamble hereof.

         "PAID-IN-CAPITAL" - as determined in accordance with GAAP.

         "PAYMENT DATES" - each Quarterly Date in each year commencing with the June Quarterly Date.

         "PBGC" - as defined in Section 3.17 hereof.

         "PERMITTED LIENS" - (i) pledges or deposits by the Borrower under workman's compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrower), or leases to which the Borrower is a party, or deposits to secure public or statutory obligations of the Borrower or deposits of cash or U.S. Government Bonds to secure surety, appeal, performance or other similar bonds to which the Borrower is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Borrower with respect to which the Borrower at the time shall currently be prosecuting an appeal or proceedings for review;
(iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; and (iv) Liens incidental to the conduct of the business of the Borrower or to the ownership of its property which were not incurred in connection with Indebtedness of the Borrower, all of which Liens do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business of the Borrower.

         "PERSON" - an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an undivided fiduciary or other capacity.

         "PLAN" - at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "POST-DEFAULT RATE" - (i) in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to (a) if such Loans are Prime Rate Loans, 2% above the Prime Rate as in effect from time to time for Prime Rate Loans, or (b) if such Loans are LIBOR Loans, 2% above the rate of interest in effect thereon at the time of such default until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Rate as in effect from time to time for Prime Rate Loans; and (ii) in respect of other amounts payable by the Borrower hereunder (other than interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time for Prime Rate Loans.

         "PRIME RATE" - the variable per annum rate of interest so designated from time to time by Fleet as its prime rate. Notwithstanding the foregoing, the Borrower acknowledges the fact that Fleet may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

         "PRIME RATE LOANS" - Loans (including Swing Line Loans) which bear interest at a rate based upon the Alternate Base Rate.

         "PROPERTY" - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "QUALIFIED ASSETS" - as at any date of determination thereof, the sum of the following items (a), (b) and (c) owned by the Borrower:

                  (a) the principal amount of all promissory notes and other interest bearing obligations acquired by the Borrower in the ordinary course of its business less (i) reserves for credit losses applicable thereto, and (ii) unearned income;

                  (b) Cash on hand and in banks; and

                  (c) Investments other than "Restricted Investments" (as such term is defined in the Senior Note Agreements as in effect on the date hereof).

         "QUARTERLY DATES" - the last day of each December, March, June and September, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a Business Day or a London Business Day, the relevant Quarterly Date shall be the next succeeding Business Day (for Prime Rate Loans or payments of the Facility Fee) or London Business Day (for LIBOR Loans) (or, in the case of LIBOR Loans, if the next succeeding London Business Day falls in the next succeeding calendar month, then the next preceding London Business Day).

         "QUARTERLY FISCAL DATES" - the last day of the Borrower's fiscal quarters.

         "RATINGS" - shall mean the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit enhanced long-term debt of the Borrower.

         "RATINGS AGENCIES" - Moody's and S&P.

         "REGULATION D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" - as to any Bank, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "RENTALS" - shall mean and include all fixed rentals (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "REPLACEMENT NOTICE" - as defined in Section 2.25 hereof.

         "RESTRICTED GUARANTEES" - at any time means all "guarantees" (as defined in Section 7.3 hereof) by the Borrower of obligations of others that constitute sum certain obligations at the time such Guarantees are incurred.

         "RETAINED EARNINGS" - the consolidated retained earnings account (whether allocated or unallocated) of the Borrower and its Subsidiaries determined as of any date in accordance with GAAP consistent with those applied in the preparation of the Borrower's consolidated statement of financial condition for the fiscal year ended December 31, 2000.

         "S&P" - Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "SECURITIES ACT" - the Securities Act of 1933, as amended.

         "SECURITY" - the meaning ascribed thereto in Section 2(1) of the Securities Act; provided, however, that Asset Securitization Recourse Liabilities shall not constitute "Securities" except (i) to the extent that such obligations arise from the Borrower's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables or (ii) if the Borrower shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein to the extent of the amount of such reserve account or subordinated interest.

         "SELECTED BANKS" - the Banks which are signatories to this Agreement and the one hundred largest commercial banks which either are United States national banking associations or are chartered under the laws of a state of the United States and which have ratings by Thomson BankWatch, Inc. no lower than B/C.

         "SENIOR DEBT" - all Indebtedness of the Borrower for borrowed money that is not expressed to be subordinate or junior to any other Indebtedness, including, without limitation, under this Agreement or the Senior Note Agreements.

         "SENIOR NOTES" - the Senior Notes issued by the Borrower under the terms and conditions of the Senior Note Agreements.

         "SENIOR NOTE AGREEMENTS" - collectively, (i) Senior Note Agreements dated December 15, 1995, as amended December 6, 1996, in respect of the Borrower's 6.60% Series D Senior Notes due December 31, 2002, and 6.59% Series E Senior Notes due December 31, 2002;

(ii) Master Shelf Agreement, dated as of June 30, 1997, as amended by letter agreement dated December 28, 1999, in respect of (A) the Borrower's 6.94% Senior Notes due July 14, 2003, and (B) the Borrower's 6.22% Senior Notes due February 3, 2004; (iii) Note Purchase Agreement, dated as of December 28, 1999, in respect of the Borrower's 7.68% Senior Notes due December 28, 2005; and (iv) Note Purchase and Uncommitted Master Shelf Agreement, dated as of December 28, 2001, in respect of (A) the Borrower's 6.99% Senior Notes due December 18, 2006, and (B) up to $30,000,000 of Shelf Notes authorized to be issued thereunder.

         "SPC" - as defined in subsection 10.14(i) hereof.

         "SPV" - the meaning assigned to such term in the definition of "Asset Securitization" in this Article 1, and, NCB I, Inc. and any other Subsidiary of the Borrower having powers limited to the holding of regular or residual interests arising out of Asset Securitizations.

         "SUBSIDIARY" - with respect to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of partnership or joint venture in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

         "SWAP CONTRACT" - (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

         "SWING LINE LOAN COMMITMENT" - $20,000,000 as the same may be reduced pursuant to Section 2.2 hereof.

         "SWING LINE LOAN(S)" - Loans made by Fleet, in its capacity as Swing Line Lender, pursuant to subsection 2.1(c) hereof.

         "SWING LINE LENDER" - Fleet in its individual capacity as lender of Swing Line Loans under this Agreement.

         "SYNTHETIC LEASE OBLIGATION" - the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "TOTAL COMMITMENT" - as to each Bank, the sum of its A Commitment and its B Commitment.

         (b) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given to them in accordance with GAAP, except that references in Article 5 to GAAP shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

         (c) This Agreement shall become effective, and the Original Loan Agreement shall be amended and restated pursuant hereto, on the Effective Date, provided that all of the conditions precedent set forth in Section 4.1 hereof shall have been satisfied on or before such date.

     ARTICLE 2   COMMITMENTS AND LOANS.

         SECTION 2.1 LOANS.

                  (a) A LOANS. Each Bank hereby severally agrees to make loans to the Borrower during the A Credit Period to and including the A Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the A Commitment of such Bank as then in effect (individually an "A LOAN" and, collectively, the "A LOANS"). Subject to the terms of this Agreement, during the A Credit Period, the Borrower may borrow, prepay (as provided in Section 2.9 hereof) and reborrow the amount of the A Commitments by means of Prime Rate Loans or LIBOR Loans and convert A Loans of one type into A Loans of another type (as provided in Section 2.8 hereof).

                  (b) B LOANS.

                      (i) Each Bank hereby severally agrees to make loans to the Borrower during the B Credit Period to and including the B Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the B Commitment of such Bank as then in effect (individually a "B LOAN" and, collectively, the "B LOANS"; and together with the A Loans, collectively referred to as the "LOANS" and individually a "LOAN"). Subject to the terms of this Agreement, during the B Credit Period the Borrower may borrow, prepay (as provided in Section 2.9 hereof) and reborrow the amount of the B Commitments by means of Prime Rate Loans or LIBOR Loans and convert B Loans of one type into B Loans of another type (as provided in Section 2.8 hereof).

                      (ii) (A) Provided that no Default or Event of Default shall exist, the Borrower may request that the B Commitment Termination Date be extended for additional periods of 364 days each by giving written notice thereof (each an "EXTENSION REQUEST") to the Agent at any time during the period which is not more than 60 days nor less than 45 days prior to any then current B Commitment Termination Date and, upon receipt of each such notice, the Agent shall promptly notify each Bank thereof. The then current B Commitment Termination Date shall not be extended unless and until each Bank, in its sole and absolute discretion, shall have consented, in writing, to such request, in which event such then existing B Commitment Termination Date shall be extended to the date occurring 364 days from the date of the last such consent, PROVIDED, however, that if such date is not a Business Day, such extended Maturity Date shall be the immediately preceding Business Day. In the event that any Bank shall not have granted its consent to an Extension Request, the then current B Commitment Termination Date shall remain in effect. Each Bank shall use commercially reasonable efforts to respond to each Extension Request by no later than 15 days following the receipt by such Bank from the Agent of notice of such Extension Request, PROVIDED that each Bank which shall have failed so to respond by such time shall be deemed not to have consented thereto.

                           (B) Notwithstanding the provisions of paragraph (A)
of this Section, no extension of the B Commitment Termination Date shall be effective with respect to any Bank unless, on and as of the B Commitment Termination Date then in effect, (i) the Borrower shall have obtained and furnished to the Agent evidence of all regulatory approvals required to permit borrowings by the Borrower and the performance by the Borrower of its obligations hereunder at all times prior to the extended B Commitment Termination Date, and (ii) the conditions set forth in Section 4.2 shall be satisfied (with all references in such Section to a borrowing being deemed to be references to such extension) and the Agent shall have received a certificate to that effect, dated the B Commitment Termination Date then in effect, and executed by an executive officer of the Borrower.

                  (c) SWING LINE LOANS.

                      (i) SWING LINE LOANS. Subject to the terms and conditions hereof and relying on the representations and warranties herein set forth, upon the Borrower's request, and subject to the terms and conditions of this Agreement and so long as the Agent does not have notice that there exists an Event of Default or Default, the Agent may, in its sole discretion, on and after the Effective Date to, but not including, the B Commitment Termination Date, provide to the Borrower a Swing Line Loan Commitment under the Agent's B Commitment, of up to Twenty Million ($20,000,000.00) Dollars; provided, that the Swing Line Lender shall not in any event be permitted to make any Swing Line Loan if, after giving effect thereto (a) the aggregate principal amount of B Loans made by the Swing Line Lender and the Swing Line Loans outstanding at any time exceed the B Commitment of the Swing Line Lender as then in effect, or (b) the aggregate outstanding principal balance of Swing Line Loans would exceed the Swing Line Commitment. The Swing Line Lender shall not at any time be obligated to make any Swing Line Loans. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay in whole or in part, and reborrow under the Swing Line Loan Commitment. Indebtedness of the Borrower under the Swing Line Loan Commitment shall be evidenced by the Swing Line Note.

                      (ii) REQUESTS FOR SWING LINE LOANS. Each request for a Swing Line Loan shall be made in accordance with the provisions of subsection 2.3(b) hereof. On the terms and subject to the conditions of this Agreement, each Swing Line Loan shall be disbursed on the

Business Day on which the request therefor was timely made, in same day funds by funding the Borrower's demand deposit account maintained with the Swing Line Lender.

                      (iii) INTEREST. Each Swing Line Loan shall bear interest at a fluctuating rate per annum (computed on the basis of a year of 360 days and the actual days elapsed) equal to either (x) the Alternate Base Rate, or (y) an alternate rate (the "Alternate Swing Loan Interest Rate") to be agreed upon between the Borrower and the Swing Line Lender, each such interest rate to change automatically from time to time effective as of the Effective Date of each change in the Alternate Base Rate or such Alternate Swing Loan Interest Rate. The Borrower may select the Alternate Swing Loan Interest Rate upon telephonic notice to the Swing Line Lender, upon which telephonic notice the Swing Line Lender may rely. Interest on the Swing Line Loans shall be due and payable to the Swing Line Lender for its own account, quarterly in arrears on the Quarterly Dates, and upon demand therefor, if made earlier, provided that notwithstanding any provision of this Agreement, each Swing Line Loan shall bear interest for a minimum of one (1) day.

                      (iv) PRINCIPAL PAYMENTS. The principal and interest outstanding under the Swing Line Loan Commitment shall be due and payable (a) on demand made at any time upon one Business Days' prior notice to the Borrower furnished at or before 2:00 p.m., New York time, and (b) in any event on the B Commitment Termination Date, provided that if no Event of Default or Default shall have occurred and be continuing at the time of such demand, immediately upon such demand, the Borrower shall be deemed to have submitted a request for a B Loan in an amount necessary to repay the amount demanded, and the provisions of this Agreement concerning the minimum principal amounts and integral multiples thereof required for borrowings of B Loans shall not apply to B Loans made pursuant to this subsection 2.1(c).

                      (v) REPAYMENT. The Borrower may, from time to time on any Business Day, make a voluntary repayment in whole or in part, of the outstanding principal amount of any Swing Line Loan, without incurring any premium or penalty, provided that (a) each such voluntary repayment shall require prior written notice given to the Swing Line Lender no later than 10:00 a.m., New York time, on the date on which the Borrower intends to make a voluntary repayment,
(b) each such voluntary repayment shall be in a minimum amount of One Million ($1,000,000.00) Dollars or an integral multiple thereof (or, if less, the aggregate outstanding principal amount of all Swing Line Loans then outstanding) and (c) each such voluntary repayment is accompanied by all accrued and unpaid interest on all outstanding Swing Line Loans.

                      (vi) B LOANS. The Swing Line Lender may at any time and from time to time, notwithstanding any Event of Default or Default hereunder, request each Bank to make a B Loan in the amount of such Bank's pro rata share (according to its B Commitment) of the Swing Line Loans then outstanding (together with interest thereon) and each Bank shall thereupon, by 2:00 p.m. (New York time) on the Business Day of such request, advance such sum directly to the Swing Line Lender and the provisions of this Agreement concerning the minimum principal amounts in integral multiples thereof required for borrowings of B Loans shall not apply to B Loans made pursuant to this subsection 2.1(c).

                      (vii) PURCHASE OF PARTICIPATIONS. The Swing Line Lender irrevocably agrees to grant and hereby grants to each other Bank, and to induce the Swing Line Lender to extend the Swing Line Loans to the Borrower, each such other Bank irrevocably agrees, immediately upon the making of a Swing Line Loan and without further action of the Swing Line Lender required, to accept and purchase and hereby accepts and purchases from the Swing Line Lender, on the terms and conditions herein stated, for such Bank's own account and risk, an undivided interest equal to such Bank's ratable share (according to its B Commitment) in the Swing Line Lender's obligations and rights under each Swing Line Loan. Each Bank irrevocably and unconditionally agrees to pay to the Swing Line Lender, immediately upon demand, without any further action required of the Swing Line Lender, at the principal office of the Swing Line Lender, an amount equal to such Bank's ratable share of each Swing Line Loan, together with interest on such amount, as herein required. The obligation of each Bank to so reimburse the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Swing Line Lender for the amount of any advance made by the Swing Line Lender under the Swing Line Loan Commitment, together with the applicable interest thereon. The Borrower hereby specifically acknowledges and agrees that in the event the Borrower fails to perform in accordance with the terms of this Agreement as it relates to such Swing Line Loan Commitment, each Bank shall have a claim against the Borrower, to the extent of such Bank's funding of its ratable share of any Swing Line Loans.

                      (viii) BANKS' REIMBURSEMENT OF SWING LINE LENDER. If any amount required to be paid by any Bank to the Swing Line Lender pursuant to clause (vii) above in respect to any portion of any advance made by the Swing Line Lender under the Swing Line Loan Commitment is paid to the Swing Line Lender within three (3) Business Days after the date such payment is due, such Bank shall pay to the Swing Line Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Bank pursuant to clause (vii) above is not in fact made available to the Swing Line Lender by such Bank within three (3) Business Days after the date such payment is due, the Swing Line Lender shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to Prime Rate Loans hereunder. A certificate of the Swing Line Lender submitted to any Bank with respect to any amounts owing under this clause (viii) shall be conclusive in the absence of manifest error. Until such time as the Banks fund their ratable shares of the Swing Line Loans, the Swing Line Lender shall keep for its own account all interest accrued on advances made in connection therewith.

                      (ix) REDISTRIBUTION TO BANKS. Whenever, at any time after the Swing Line Lender has received from any Bank its ratable share of any Swing Line Loan in accordance with clauses (vii) and (viii), the Swing Line Lender receives any payment under a Swing Line Loan (whether directly from the Borrower or otherwise) or any payment of interest on account thereof, the Swing Line Lender will distribute to such Bank its ratable share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Swing Line Lender shall be required to be returned by the Swing Line Lender, such Bank shall return to the Swing Line Lender the portion thereof previously distributed by the Swing Line Lender to it in the time set forth.

                      (x) UNCONDITIONAL OBLIGATIONS LIMITATION ON LIABILITY. The Borrower's obligations and each Bank's obligations under this subsection 2.1(c) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Bank may have or have had against the Swing Line Lender. The Borrower and each Bank also agree that the Swing Line Lender shall not be responsible for, and the Borrower's obligations and Banks' obligations hereunder shall not be affected by, among other things, the form, validity, sufficiency, accuracy, genuineness or legal effect of documents or of any endorsements thereon, if believed to be accurate by the Swing Line Lender, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any other party. The Swing Line Lender shall not be liable for any error, omission, interruption, or delay in transmission, dispatch, or delivery of any message or advice, however transmitted, in connection with any Swing Line Loan, except for errors or omissions caused by the Swing Line Lender's own gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction). The Borrower and each Bank agrees that any action taken or omitted by the Swing Line Lender under or in connection with any Swing Line Loan, if done in the absence of gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction) shall be binding on the Borrower and each Bank and shall not result in any liability of the Swing Line Lender to the Borrower or any Bank.

         SECTION 2.2   REDUCTIONS IN TOTAL COMMITMENTS.

         The Borrower shall be entitled to reduce the Total Commitments provided that the Borrower shall give notice of such reduction to the Banks as provided in Section 2.3 hereof and that any partial reduction of the Total Commitments shall be in an aggregate amount equal to Ten Million ($10,000,000) Dollars or an integral multiple thereof. Any such reduction shall be permanent and irrevocable. Any reduction of the B Commitments made pursuant to this Section 2.2, Section 2.3 or Article 8 hereof which reduces the B Commitments below the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the B Commitment, as so reduced, without any further action on the part of the Swing Line Lender.

         SECTION 2.3   NOTICES RELATING TO LOANS AND SWING LINE LOANS.

                  (a) The Borrower shall give the Agent notice of each borrowing, reborrowing, conversion and prepayment of each Loan and of the duration of each Interest Period applicable to each LIBOR Rate Loan and each termination or reduction of the Total Commitment (in each case, a "BORROWING NOTICE"), as follows:

                      (i) In the case of the borrowing or reborrowing or repayment of a Prime Rate Loan (other than a Swing Line Loan which is governed by subsection (b) hereof), the Borrower shall give notice (by telex, telegram or telecopier, or by telephone confirmed in writing promptly thereafter) to the Agent no later than 1:30 p.m., New York time, on the date of such borrowing, reborrowing or repayment.

                      (ii) In the case of the borrowing or reborrowing or repayment of a LIBOR Loan, the Borrower shall give notice (by telex, telegram or telecopier or by telephone confirmed in writing promptly thereafter) to the Agent no later than 11:00 a.m., New York time, three (3) London Business Days prior to such borrowing, reborrowing or repayment of the proposed Loan hereunder.

                      (iii) In the case of each notice of conversion of Loans of one type into Loans of another type, prepayment and in the case of each reduction of the Total Commitment, the Borrower shall give notice (by telex, telegram or telecopier or by telephone confirmed in writing promptly thereafter) to the Agent no later than 11:00 a.m., New York time, three (3) Business Days prior to the date of the proposed conversion, prepayment or reduction of Total Commitments.

         Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of a telephonic notice believed by the Agent in good faith to be from the Treasurer or Assistant Treasurer of the Borrower or any employee of the Borrower designated in writing to the Agent by the Treasurer of the Borrower prior to the receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice. Each such notice of borrowing, reborrowing, conversion or prepayment shall specify the amount (subject to Section 2.1 hereof) and type of the Loans (including whether the Loan to be borrowed is an A Loan or a B Loan) to be borrowed, converted or prepaid (and, in the case of a conversion, the type of Loans to result from such conversion), the maturity date if less than 270 days, the duration of each Interest Period applicable to each LIBOR Loan, the date of borrowing, reborrowing, conversion or prepayment (which shall be a Business Day in the case of each borrowing, reborrowing, conversion, prepayment of Prime Rate Loans and a London Business Day in the case of each borrowing, conversion or prepayment of LIBOR Loans). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Each such notice shall also direct the Agent to disburse the proceeds of such Loan by wire transfer or otherwise, but in any event, in immediately available funds, by depositing such proceeds in an account of the Borrower, designated by the Borrower, and maintained with the Agent. Any such Loans so made shall be conclusively presumed to have been made to or for the benefit of the Borrower when deposited to any account of the Borrower with the Agent even though Persons, other than those authorized to borrow on behalf of the Borrower, may have authority to draw against such account. The Agent shall notify the Banks of the content of each such notice promptly after its receipt thereof.

                  (b) In the case of the borrowing or reborrowing of a Swing Line Loan, the Borrower shall give notice (by telex, telegram, or telecopier or by telephone confirmed in writing promptly thereafter) to the Swing Line Lender no later than 3:30 p.m., New York time, on the date of such borrowing.

         SECTION 2.4 FEES.

                  (a) The Borrower shall pay to the Agent for the account of each Bank a facility fee (the "FACILITY FEE") on the amount of each Bank's A Commitment and B Commitment, as the case may be, for the period from the date hereof (or, as applicable, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank hereunder) to and including the earlier of the date such Bank's A Commitment or B Commitment, as applicable, is terminated or the A Commitment Termination Date, at the rate per annum equal to the Facility Fee

Percentage from time to time in effect on the A Commitments and the B Commitments, as applicable. The accrued Facility Fee shall be payable on the Quarterly Dates, and on the earlier of the date (i) the A Commitments and/or the B Commitments, as applicable, are terminated, or (ii) the A Commitment Termination Date.

                  (b) The Borrower agrees to pay to the Agent for the account of each Bank, a utilization fee as follows: (i) for any day on which the outstanding principal amount of all Loans shall be equal to or greater than 33% of the Total Commitment but less than 66% of the Total Commitment, the Borrower shall pay to the Agent for the account of each Bank a utilization fee equal to ..125% per annum on the aggregate amount of each Bank's outstanding Loans on such day, and (ii) for any day on which the outstanding principal amount of all Loans shall be equal to or greater than 66% of the Total Commitment, the Borrower shall pay to the Agent for the account of each Bank a utilization fee equal to 0.25% per annum on the aggregate amount of each Bank's outstanding Loans on such day. Accrued utilization fees, if any, shall be payable in arrears on the Quarterly Dates, on any date prior to the A Commitment Termination Date on which a Bank's Commitment terminates, and on the A Commitment Termination Date; PROVIDED, that any utilization fees accruing after the A Commitment Termination Date shall be payable on demand.

         SECTION 2.5   LENDING OFFICES.

         The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type. The Swing Line Loans made by the Swing Line Lender shall be made and maintained at the Swing Line Lender's Applicable Lending Office.

         SECTION 2.6   SEVERAL OBLIGATIONS.

         The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

         SECTION 2.7   BORROWINGS.

                  (a) The Borrower shall give the Agent notice of each borrowing hereunder as provided in Section 2.3 hereof. Not later than 3:00 p.m. on the date specified for each borrowing hereunder (other than a borrowing in respect of a Swing Line Loan which is governed by subsection 2.1(c) hereof), each Bank shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum in accordance with the directions of the Borrower contained in the Borrowing Notice relating to such Loan.

                  (b) Notwithstanding anything contained in any Borrowing Notice to the contrary, the Loans (other than Swing Line Loans) shall be disbursed in the following order of priority: (i) first, the A Loans, then (ii) the B Loans.

         SECTION 2.8   CONVERSIONS OF LOANS.

         The Borrower shall have the right to convert Loans of one type into Loans of another type from time to time, provided that: (i) the Borrower shall give the Agent notice of each such conversion as provided in Section 2.3 hereof;
(ii) LIBOR Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) except as required by Sections 2.23, or 2.24 hereof, no Prime Rate Loan may be converted into a LIBOR Loan if on the proposed date of conversion a Default or an Event of Default exists. Notwithstanding the foregoing, Swing Line Loans may not be converted into LIBOR Loans. The Agent shall use its best efforts to notify the Borrower of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrower's obligations, or the Agent's or the Banks' rights and remedies, hereunder in any way whatsoever.

         SECTION 2.9   PREPAYMENTS.

                  (a) The Borrower shall have the right to prepay the Loans from time to time in whole or in part, provided that the Borrower shall give the Agent notice of each such prepayment as provided in Section 2.3 hereof.

                  (b) All prepayments of the Loans shall be made together with payment of all interest accrued on the amount prepaid, without premium or penalty, but subject to Section 2.24 hereof.

                  (c) Notwithstanding the foregoing, the prepayment of Swing Line Loans shall be governed by subsection 2.1(c) hereof.

         SECTION 2.10   USE OF PROCEEDS OF LOANS.

         The proceeds of the Loans made hereunder may be used by the Borrower solely: (A) for the repayment in full of all indebtedness outstanding under the Original Loan Agreement, (b) general corporate purposes, and (c) for working capital purposes, including to finance the Borrower's loan originations and to support the issuance of commercial paper.

         SECTION 2.11 PAYMENT OF LOANS.

                  (a) With respect to each Prime Rate Loan or LIBOR Loan made hereunder in respect of the A Commitment, the Borrower shall pay to the Agent for the account of the Banks on the earliest of the A Commitment Termination Date or 270 days after the making of such A Loan or such shorter period as the Borrower shall specify in the Borrowing Notice in connection with such A Loan, the unpaid principal of such Prime Rate Loan or LIBOR Loan outstanding on such date.

                  (b) With respect to each Prime Rate Loan or LIBOR Loan made hereunder in respect of the B Commitment, the Borrower shall pay to the Agent for the account of the Banks on the earliest of the B Commitment Termination Date or 270 days after the making of such B Loan or such shorter period as the Borrower shall specify in the Borrowing Notice in connection with such B Loan, the unpaid principal of such Prime Rate Loan or LIBOR Loan outstanding on such date.

                   (c) With respect to each Swing Line Loan made hereunder, the Borrower shall pay to the Swing Line Lender the unpaid principal of any Swing Line Loan as provided in subsection 2.1(c) hereof.

         SECTION 2.12 INTEREST.

         The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan (other than Swing Line Loans) made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

                  (a) During such periods such Loan is a Prime Rate Loan, the Alternate Base Rate; provided, however, that the interest rate applicable to any Prime Rate Loan on any day during the period commencing on December 15 of any year and ending on January 2 of the following year shall be equal to the sum of
(x) the Federal Funds Rate (or, if such day is not a Business Day, on the next preceding Business Day) plus (y) 1.5%; and

                  (b) During such periods such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

                  (c) Notwithstanding the foregoing, the Borrower shall pay interest on any Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (other than interest) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate. Except as hereinafter provided, accrued interest on each Loan shall be payable (i) in the case of a Prime Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in the case of any Loan, upon the payment or prepayment thereof (other than a partial prepayment of a Prime Rate Loan) or the conversion thereof into a Loan of another type (but only on the principal so paid, prepaid or converted). Interest which is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent or any Bank. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrower thereof.

         SECTION 2.13   NOTES.

                  (a) The A Loans made by each Bank shall be evidenced by a single promissory note of the Borrower (a "A NOTE" and, collectively, the "A NOTES") in substantially the form of Exhibit A-1 hereto, dated the Effective Date, payable to the order of such Bank in a principal amount equal to such Bank's A Commitment as originally in effect and otherwise duly completed. All A Loans made by each Bank hereunder and all payments and prepayments made on account of the principal thereof, and all conversions of such A Loans shall be recorded by such Bank on the schedule attached to the relevant A Note (provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the Borrower hereunder or under such A Note in respect of such A Loans).

                  (b) The B Loans made by each Bank shall be evidenced by a single promissory note of the Borrower (a "B NOTE" and, collectively, the "B NOTES") in substantially the form of Exhibit A-2 hereto, dated the Effective Date, payable to the order of such Bank in a principal amount equal to such Bank's B Commitment as originally in effect and otherwise duly completed. All B Loans made by each Bank hereunder and all payments and prepayments made on account of the principal thereof, and all conversions of such B Loans shall be recorded by such Bank on the schedule attached to the relevant B Note (provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the Borrower hereunder or under such B Note in respect of such B Loans).

                  (c) The Swing Line Loans made by the Swing Line Lender shall be evidenced by a single promissory note of the Borrower (the "SWING LINE NOTE") substantially in the form of Exhibit A-3 hereto, dated the Effective Date, payable to the order of the Swing Line Lender in a principal amount equal to the Swing Line Loan Commitment and otherwise duly completed. All Swing Line Loans made by the Swing Line Lender hereunder and all payments and prepayments on account of the principal thereof shall be recorded by the Swing Line Lender on the schedule attached to the Swing Line Note (PROVIDED, that any failure by the Swing Line Lender to make such endorsement shall not affect the obligations of the Borrower hereunder or under the Swing Line Note).

         SECTION 2.14   PAYMENTS.

         All payments of principal, interest, fees and other charges (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Agent not later than 12:00 Noon, New York City time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be). Additional provisions relating to payments are set forth in Section 10.3 hereof. Each payment received by the Agent hereunder for the account of a Bank or the Swing Line Lender shall be paid promptly to such Bank or Swing Line Lender, in like funds, for the account of such Bank's or Swing Line Lender's Applicable Lending Office for the Loan or Swing Line Loan in respect of which such payment is made. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.14(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments.

         SECTION 2.15 PRO RATA TREATMENT.

         Except as otherwise provided herein: (i) each borrowing from the Banks under Section 2.1 hereof (other than the Swing Line Loan) will be made from the Banks and each payment of each fee shall be made for the account of the Banks, PRO RATA according to their respective A

Commitment and B Commitment, as the case may be; (ii) each partial reduction of the aggregate Total Commitment shall be applied to the Total Commitment of each Bank, PRO RATA according to each Bank's respective Total Commitment, (iii) each conversion of Loans of a particular type under Section 2.8 hereof (other than conversions provided for by Section 2.21 or 2.22 hereof) will be made PRO RATA among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks; (iv) each payment and prepayment of principal of or interest on Loans of a particular type will be made to the Agent for the account of the Banks holding Loans of such type PRO RATA in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (v) Interest Periods for Loans of a particular type shall be allocated among the Banks holding Loans of such type PRO RATA according to the respective principal amounts of such Loans held by such Banks.

         SECTION 2.16   COMPUTATIONS.

         Interest on all Loans and the Facility Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

         SECTION 2.17 MINIMUM AMOUNTS OF BORROWINGS, CONVERSIONS, PREPAYMENTS AND INTEREST PERIODS.

                  (a) Except for borrowings, conversions and prepayments which exhaust the full remaining amount of the Total Commitments (in the case of borrowings) or result in the conversion or prepayment of all Loans of a particular type (in the case of conversions or prepayments) or conversions made pursuant to Section 2.23 hereof, each borrowing, each conversion of Loans of one type into Loans of another type and each prepayment of principal of Loans hereunder shall be in an amount at least equal to Two Million ($2,000,000) Dollars or a multiple of $1,000,000 (borrowings, conversions and prepayment of different types of Loans at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each type).

                  (b) Except for borrowings which exhaust the Swing Line Loan Commitment, each borrowing of principal of the Swing Line Loans hereunder shall be in an amount at least equal to One Million ($1,000,000) Dollars or a multiple thereof.

         SECTION 2.18   NON-RECEIPT OF FUNDS BY THE AGENT.

         Unless the Agent shall have been notified by a Bank or the Borrower (the "PAYOR") prior to the time upon which such Bank is to make payment to the Agent of the proceeds of a Loan (including a Refunded Swing Line Loan) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Bank) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrower).

         SECTION 2.19   SHARING OF PAYMENTS, ETC.

         The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any fee payable to it, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Bank shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         SECTION 2.20   ADDITIONAL COSTS.

                  (a) (i) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining any LIBOR Loans or its Total Commitment hereunder or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or Total Commitments (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or
(ii) imposes or modifies any reserve, special deposit or similar requirements relating to or any deposits with or other liabilities of, such Bank (including any deposits referred to in the definition of "LIBOR Rate" in Article 1 hereof); or (iii) imposes any other conditions affecting this Agreement in respect of the LIBOR Loans. Each Bank will notify the Borrower and the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.20 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Bank will furnish the Borrower and the Agent with a certificate setting forth the basis and amount of each request for such Bank for compensation from the Borrower under this Section
2.20. The Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted into Prime Rate Loans or LIBOR Loans, as the case may be, in accordance with Sections 2.8 and 2.23 hereof.

                      (ii) Without limiting the effect of the foregoing provisions of this Section 2.20, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type of such Bank then outstanding shall be converted into Prime Rate Loans or LIBOR Loans, as the case may be, in accordance with Section 2.8 and 2.23 hereof).

                  (b) If any existing or future law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, either imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by any Bank and the result thereof is to impose upon such Bank or increase any capital requirement applicable as a result of the making or maintenance of such Bank's Total Commitment (which imposition of or increase in capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by such Bank (a copy of which demand shall be delivered to the Agent), the Borrower shall immediately pay to the Bank from time to time specified by the Bank, such additional fees as shall be sufficient to compensate the Bank for such imposition of or increase in capital requirements. Such Bank will furnish the Borrower and the Agent with a certificate setting forth the basis and amount of each request by such Bank for compensation from the Borrower under this
Section 2.20. The Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted into Prime Rate Loans or LIBOR Loans, as the case may be, in accordance with Section 2.8 and 2.23 hereof.

                  (c) Determinations by any Bank for purposes of this
Section 2.20 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, absent manifest error.

         SECTION 2.21   LIMITATION ON TYPES OF LOANS.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor:

                  (a) the Majority Banks determine (which determination shall be conclusive absent manifest error) that, by reason of any event affecting the money markets in the United States or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement, or

                  (b) the Majority Banks determine (which determination shall be conclusive absent manifest error) that the rates of interest referred to in the definition of "LIBOR Rate" in Article 1 hereof upon the basis of which the rate of interest on any LIBOR Loans for such period is determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such period;

then the Agent shall give the Borrower and each Bank prompt notice thereof (and shall thereafter give the Borrower and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type either prepay such Loans in accordance with Section 2.9 hereof or convert such Loans into Loans of another type in accordance with Section 2.8 hereof.

         SECTION 2.22   ILLEGALITY.

         Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (i) honor its obligation to make LIBOR Loans hereunder, or (ii) maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Borrower thereof in writing (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make LIBOR Loans and to convert Prime Rate Loans into LIBOR Loans hereunder shall, upon written notice given by such Bank to the Borrower, be suspended until such time as such Bank may again make and maintain LIBOR Loans and such Bank's outstanding LIBOR Loans shall be converted into Prime Rate Loans in accordance with Sections 2.8 and
2.23 hereof.

         SECTION 2.23   CERTAIN CONVERSIONS PURSUANT TO SECTION 2.20.

         If the Loans of any Bank of a particular type (Loans of such type being herein called "AFFECTED LOANS" and such type being herein called the "AFFECTED TYPE") are to be converted pursuant to Section 2.20 hereof, such Bank's Affected Loans shall be converted into Prime Rate Loans or LIBOR Loans of another type (the "NEW TYPE LOANS") on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 2.20(b) on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Section 2.20 hereof which gave rise to such conversion no longer exist:

                  (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans;

                  (b) all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as New Type Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans; and

                  (c) if Loans of the Affected Type are subsequently converted into Loans of another type (other than New Type Loans), such Bank's New Type Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and, to the extent applicable, Interest Periods) in accordance with their respective Total Commitments.

         SECTION 2.24   INDEMNIFICATION.

         The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:

                  (a) any payment or prepayment or conversion of a LIBOR Loan held by such Bank on a date other than the last day of an Interest Period for such LIBOR Loan; or

                  (b) any failure by the Borrower to borrow a LIBOR Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.3 hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow, convert or prepay to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to borrow, the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such LIBOR Loan provided for herein over (b) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

         SECTION 2.25   REPLACEMENT OF BANK.

         In the event that any Bank (an "AFFECTED LENDER") (a) demands payment of costs or additional amounts pursuant to Section 2.20, or (b) asserts, pursuant to Section 2.22 that it is unlawful for such Affected Lender to make LIBOR Loans, then (subject to such Affected Lender's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below and so long as no Event of Default exists) the Borrower may, upon 20 days' prior written notice (the "REPLACEMENT NOTICE") to such Affected Lender and the Agent, with the reasonable assistance of the Agent, elect to cause such Affected Lender to assign all of its rights and obligations under this Agreement (including, without limitation, all of its Total Commitment, the Loans owing to it and the Note or Notes held by
it) to an Eligible Assignee selected by the Borrower, so long as such Affected Lender receives payment in full in cash of the outstanding principal amount of all Loans made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Affected Lender as of the effective date of such assignment and in such case such Affected Lender shall agree to make such assignment, and such assignee shall agree to accept such assignment and assume all the obligations of such Affected Lender hereunder, in accordance with
Section 10.14. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 2.25, the Borrower shall continue to pay to the Affected Lender any Obligations as they become due and payable.

     ARTICLE 3   REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to the Banks and the Agent that:

         SECTION 3.1    ORGANIZATION.

                  (a) Each of the Borrower and its Subsidiaries is duly organized and validly existing under the laws of its jurisdiction of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Schedule
3.1 annexed hereto accurately and completely lists the jurisdiction of incorporation of the Borrower and its Subsidiaries, and the authorized and outstanding shares of common stock of the Borrower and its Subsidiaries. All of the shares which are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.1, there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of the Borrower or its Subsidiaries nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Borrower or any of its Subsidiaries. Except as set forth on
Schedule 3.1, neither the Borrower nor any of its Subsidiaries has any Subsidiary.

                  (b) There are no jurisdictions other than as set forth on
Schedule 3.1 hereto in which the character of the properties owned or proposed to be owned by the Borrower or any of its Subsidiaries or in which the transaction of the business of the Borrower or any of its Subsidiaries as now conducted or as proposed to be conducted requires or will require the Borrower or any of its Subsidiaries to qualify to do business and as to which failure so to qualify could have a material adverse effect on the business, operations, financial condition or properties of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 3.2    POWER, AUTHORITY, CONSENTS.

                  (i) The Borrower has the power to execute, deliver and perform the Loan Documents to be executed by it, (ii) the Borrower has the power to borrow hereunder and has taken all necessary action to authorize the borrowing hereunder on the terms and conditions of this Agreement, and (iii) the Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower, or the validity or enforcement of the Loan Documents, except as set forth on Schedule 3.2 annexed hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on
Schedule 3.2 as waived by the Majority Banks.

         SECTION 3.3    NO VIOLATION OF LAW OR AGREEMENTS.

         The execution and delivery by the Borrower of each Loan Document and performance by it hereunder and thereunder, will not violate any provision of law and will not, except as set forth on Schedule 3.2 annexed hereto, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any charter or by-laws of the Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which the Borrower is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

         SECTION 3.4    DUE EXECUTION, VALIDITY, ENFORCEABILITY.

         This Agreement and each other Loan Document has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         SECTION 3.5    PROPERTIES.

         All of the properties and assets owned by the Borrower or any of its Subsidiaries are owned by each of them, respectively, free and clear of any Lien of any nature whatsoever, except Permitted Liens and as permitted by Schedule
3.5 annexed hereto.

         SECTION 3.6    JUDGMENTS, ACTIONS, PROCEEDINGS.

         Except as set forth on Schedule 3.6 annexed hereto, there are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, involving, in the case of any court proceeding, a claim in excess of $250,000, nor, to the best of the Borrower's knowledge is there any reasonable basis for the institution of any such action or proceeding which is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any of its Subsidiaries is a plaintiff or complainant.

         SECTION 3.7    NO DEFAULTS, COMPLIANCE WITH LAWS.

         Except as set forth on Schedule 3.7 annexed hereto, neither the Borrower nor any of its Subsidiaries is in material default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and each of the Borrower and its Subsidiaries has complied and is in compliance in all material respects with all applicable laws, ordinances and regulations non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any of its Subsidiaries or on the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents.

         SECTION 3.8    BURDENSOME DOCUMENTS.

         Except as set forth on Schedule 3.8 annexed hereto, neither the Borrower nor its Subsidiaries is a party to or bound by, nor are any of its properties or assets affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, assets or condition, financial or otherwise.

         SECTION 3.9    FINANCIAL STATEMENTS.

         Except as set forth in Section 3.9 annexed hereto, each of the Financial Statements is correct and complete and presents fairly the consolidated and consolidating financial position of the Borrower and its Subsidiaries, as the case may be, as at its date, and has been prepared in accordance with GAAP. As of the Effective Date, (a) neither the Borrower nor any of its Subsidiaries has any material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements, and (b) there has been no material adverse change in the financial position or operations of the Borrower or any of its Subsidiaries since December 31, 2000. The fiscal year of the Borrower is the twelve-month period ending on December 31 in each year.

         SECTION 3.10   TAX RETURNS.

         Except as set forth on Schedule 3.10 annexed hereto, the Borrower and each of its Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no material federal, state or local tax liabilities of the Borrower and its Subsidiaries due or to become due for any tax year ended on or prior to December 31, 2000, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in the balance sheet of such entity as at December 31, 2000, and (b) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower or any of its Subsidiaries for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

         SECTION 3.11   INTANGIBLE ASSETS.

         The Borrower and each of its Subsidiaries possess all necessary patents, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks rights, trade names, trade name rights and copyrights of others.

         SECTION 3.12   REGULATION U.

         No part of the proceeds received by the Borrower from the Loans or the Swing Line Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

         SECTION 3.13   NAME CHANGES.

         Except as set forth on Schedule 3.13 annexed hereto, neither the Borrower nor any of its Subsidiaries has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

         SECTION 3.14   FULL DISCLOSURE.

         None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower which has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower or of any of its Subsidiaries, which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion, or other written statement so made or furnished to the Agent or the Banks.

         SECTION 3.15   EMPLOYEE GRIEVANCES.

         Except as set forth on Schedule 3.15 annexed hereto, there are no actions or proceedings pending or, to the best of the knowledge of the Borrower, threatened against the

Borrower or any of its Subsidiaries by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

         SECTION 3.16   CONDITION OF ASSETS.

         All of the assets and properties of the Borrower and its Subsidiaries, which are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

         SECTION 3.17   ERISA.

                  (a) Except as set forth on Schedule 3.17 annexed hereto, neither the Borrower nor any of its Subsidiaries have and has ever had, any Plan in connection with which there could arise a direct or contingent liability of the Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS"). Neither the Borrower nor any of its Subsidiaries is a participating employer (i) in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, or (ii) in a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  (b) All references to the Borrower or its Subsidiaries in this
Section 3.17 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and its Subsidiaries and all other entities which are, together with the Borrower, part of a Controlled Group.

     ARTICLE 4   CONDITIONS TO THE CLOSING AND TO THE MAKING OF THE LOANS.

         SECTION 4.1    CONDITIONS TO THE CLOSING.

         This Agreement, and the amendment and restatement of the Original Loan Agreement pursuant hereto, shall become effective on the Effective Date, provided that each of the following conditions precedent shall have been fulfilled to the satisfaction of each of the Banks on or prior to the Effective
Date:

                  (a) The Borrower shall have executed and delivered to each Bank a copy of this Agreement.

                  (b) (i)    The Borrower shall have executed and delivered to
each Bank its A Note and B Note.

                      (ii) The Borrower shall have executed and delivered to the Swing Line Lender the Swing Line Note.

                  (c) Messrs. Shea and Gardner, general counsel to the Borrower, shall have delivered its opinion, to, and in form and substance satisfactory to, the Agent and its counsel.

                  (d) The Agent shall have received a Borrowing Notice in accordance with Section 2.3 hereof.

                  (e) The Agent shall have received copies of the following:

                      (i)    The Financial Statements;

                      (ii) All of the consents, approvals and waivers referred to on Schedule 3.2 annexed hereto, except only those which, as stated on
Schedule 3.2, shall not be delivered;

                      (iii) The by-laws of the Borrower, certified by its Secretary or an Assistant Secretary;

                      (iv) Copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of each of the Loan Documents; and

                      (v) An incumbency certificate with respect to the Borrower.

                  (f) (i)    The Borrower and each of its Subsidiaries shall
have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement applicable to them;

                      (ii) There shall exist no Event of Default or Default hereunder; and

                      (iii)  The representations and warranties contained in
Article 3 hereof shall be true and correct on the Effective Date;

and the Agent shall have received a Compliance Certificate dated the Effective Date certifying, INTER ALIA, that the conditions set forth in this Subsection 4.1(f) are satisfied on such date.

                  (g) All legal matters incident to the closing of the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

         SECTION 4.2    CONDITIONS TO SUBSEQUENT LOANS AND SWING LINE LOANS.

         The obligation of each Bank to make each Loan and the obligation of the Swing Line Lender to make any Swing Line Loan(s), shall be subject to the fulfillment (to the satisfaction of the Agent or the Swing Line Lender, as the case may be) of the following conditions precedent:

                  (a) The Effective Date shall have occurred and all of the conditions set forth in Section 4.1 shall have been satisfied on or before such date.

                  (b) The Agent shall have received a Borrowing Notice in accordance with Section 2.3 hereof.

                  (c) On the date of each Loan or the Swing Line Loan, as the case may be, all of the conditions set forth in subsection 4.1(f) shall have been satisfied on such date effective as of the date of the related Borrowing Notice, and the Agent shall have received a Compliance Certificate dated the date thereof certifying, INTER ALIA, that the conditions set forth in subsection 4.1(f) are satisfied on such date.

                  (d) All legal matters incident to such Loan or the Swing Line Loan shall be satisfactory to counsel for the Agent.

     ARTICLE 5   DELIVERY OF FINANCIAL REPORTS, DOCUMENTS AND OTHER INFORMATION.

     While the Total Commitments are outstanding, and, in the event any Loan or Swing Line Loan remains outstanding, so long as the Borrower is indebted to the Banks, the Swing Line Lender or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to each Bank:

         SECTION 5.1    ANNUAL FINANCIAL STATEMENTS.

         Annually, as soon as available, but in any event within 90 days after the last day of each of its fiscal years, consolidated and consolidating statements of financial condition, income and cash flows, a reconciliation of net income and net cash provided by operating activities and consolidated statements of changes in members' equity of the Borrower and its Subsidiaries, and a consolidated balance sheet of the Borrower as at such last day of the fiscal year, and the related consolidated statements of income and retained earnings and cash flows of the Borrower, for such fiscal year, each prepared in accordance with GAAP consistently applied, in reasonable detail, and, as to the consolidated statements of the Borrower and its Subsidiaries and the statements of the Borrower, certified without qualification by independent certified public accountants satisfactory to the Agent, or certified, as to the consolidating statements, by the chief financial officer of the Borrower, as fairly presenting the financial positions and the results of operations of the Borrower and its Subsidiaries, as at and for the year ending on its date and as having been prepared in accordance with GAAP.

         SECTION 5.2    QUARTERLY FINANCIAL STATEMENTS.

         As soon as available, but in any event within 45 days after the end of the Borrower's first three fiscal quarterly periods, consolidated and consolidating statements of financial condition, income and cash flows, a reconciliation of net income and net cash provided by operating activities and consolidated statements of changes in members' equity of the Borrower and its Subsidiaries and a consolidated balance sheet of the Borrower as of the last day of such quarter, and statements of income and retained earnings and cash flows for the Borrower, for such quarter, and comparative figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the president or chief financial officer of the Borrower as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments).

         SECTION 5.3    LOAN PORTFOLIO REPORTS.

         At the same time as it delivers the financial statements required under the provisions of Section 5.2, a copy of:

                  (a) A monthly Loan Portfolio Report of the Borrower setting forth, with respect to loans held in its portfolio, classifications relating to delinquency, non-performance, risk rating, loss allowances and other related matters as of the end of the last month of the fiscal quarters covered by such financial statements, to be prepared on substantially the same basis and to contain substantially the same information as the Loan Portfolio Report, dated September 30, 2001, in respect of the month of September, 2001, a copy of which was delivered to the Agent prior to the date hereof, and

                  (b) A quarterly Report on Allowances for Loan Losses and Reserves of the Borrower, to be prepared on substantially the same basis and to contain substantially the same information as the Report on Allowances for Loan Losses and Reserves, dated September 30, 2001, a copy of which was delivered to the Agent prior to the date hereof, provided that such monthly and quarterly reports need not, unless the Agent or any Bank shall reasonably so request, disclose the names of the obligors on such loans.

         SECTION 5.4    OTHER INFORMATION.

         Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, as any Bank may reasonably request from time to time.

         SECTION 5.5    NO DEFAULT CERTIFICATE.

         At the same time as it delivers the financial statements required under the provisions of Section 5.1 and 5.2, a certificate of the president or chief executive officer or chief financial officer of the Borrower to the effect that no Event of Default hereunder and that no default under any other agreement to which the Borrower or any of its Subsidiaries is a party or by which it is bound, or by which, to the best of the knowledge of the Borrower and any of its Subsidiaries, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in
Section 6.9 hereof.

         SECTION 5.6    CERTIFICATE OF ACCOUNTANTS.

         At the same time as it delivers the financial statements required under the provisions of Section 5.1, a certificate of the independent certified public accountants of the Borrower and its Subsidiaries, specifically addressed to the Borrower and its Subsidiaries and to each of the Banks, to the effect that during the course of their audit of the operations of the Borrower and its Subsidiaries and its condition as of the end of the fiscal year, nothing has come to their attention which would indicate that an Event of Default or Default hereunder has occurred or that there was any violation of the covenants of the Borrower or any of its Subsidiaries contained in Section 6.9 or Article 7 of this Agreement, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

         SECTION 5.7    COPIES OF DOCUMENTS.

         Promptly upon their becoming available, copies of any (a) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by the Borrower to any lending institution other than the Banks; (b) correspondence or notices received by the Borrower from any federal, state or local governmental authority which regulates the operations of the Borrower, relating to an actual or threatened change or development which would be materially adverse to the Borrower; (c) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; and (d) letters of comment or correspondence sent to the Borrower by any such securities exchange or such Commission in relation to the Borrower and its affairs.

         SECTION 5.8    NOTICES OF DEFAULTS.

                  (a) Promptly, notice of the occurrence of any event which constitutes, or with notice to it or lapse of time, or both, would constitute, an Event of Default hereunder, or would constitute or cause a material adverse change in the condition, financial or otherwise, or the operations of the Borrower.

                  (b) Promptly, notice of the occurrence of any event which constitutes or with notice or lapse of time, or both would constitute, an event of default by the Borrower under any material agreement of the Borrower, or would constitute or cause a material adverse change in the condition, financial or otherwise, or the operation of the Borrower.

         SECTION 5.9    ERISA NOTICES.

                  (a) Concurrently with such filing, a copy of each Form 5500 which is filed with respect to each Plan with the IRS; and

                  (b) Promptly, upon their becoming available, copies of:
(i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which would be materially adverse to the Borrower; (ii) copies of all actuarial valuations received by the Borrower with respect to any Plan; and (iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

     ARTICLE 6   AFFIRMATIVE COVENANTS.

     While the Total Commitments are outstanding, and, in the event any Loan
(or Swing Line Loan) remains outstanding, so long as the Borrower is indebted to the Banks, the Swing Line Lender or the Agent, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall, and shall cause each of its Subsidiaries to:


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         SECTION 6.1    BOOKS AND RECORDS.

         Keep proper books of record and account in a manner reasonably satisfactory to the Agent and the Swing Line Lender in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

         SECTION 6.2    INSPECTIONS AND AUDITS.

         Permit the Banks to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower, on reasonable notice, at all such reasonable times and as often as any Bank may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents.

         SECTION 6.3    MAINTENANCE AND REPAIRS.

         Maintain in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

         SECTION 6.4    CONTINUANCE OF BUSINESS.

         Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same line of business.

         SECTION 6.5    COPIES OF CORPORATE DOCUMENTS.

         Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Agent copies of any amendments or modifications to its by-laws, certified by the secretary or assistant secretary of the corporation.

         SECTION 6.6    PERFORM OBLIGATIONS.

         Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessment and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

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         SECTION 6.7    NOTICE OF LITIGATION.

         Promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Two Hundred and Fifty Thousand ($250,000) Dollars, affecting the Borrower whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workmen's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         SECTION 6.8    INSURANCE.

                  (a) Maintain with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses; file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within ten
(10) days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request; and,

                  (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.

         SECTION 6.9    FINANCIAL COVENANTS.

         Have or maintain:

                  (a) At all times, Consolidated Effective Net Worth in an amount not less than the sum of (i) Three Hundred Twelve Million Dollars ($312,000,000) PLUS (ii) the sum, for all fiscal quarters of the Borrower ended subsequent to September 30, 2001, of the greater, for each fiscal quarter, of
(A) Zero Dollars ($0) and (B) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

                  (b) At all times, Consolidated Adjusted Net Worth in an amount not less than the sum of (i) One Hundred Forty Seven Million Dollars ($147,000,000) PLUS (ii) the sum, for all fiscal quarters of the Borrower ended subsequent to September 30, 2001, of the greater, for each fiscal quarter, of
(A) Zero Dollars ($0) and (B) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

                  (c) With respect to the Borrower at all times, Investments of the types described in subsection 7.9(i) through (xii) hereof in an aggregate amount not less than Twenty-Five Million ($25,000,000) Dollars.

                  (d) With respect to the Borrower for any period of four (4) consecutive fiscal quarters of the Borrower, Consolidated Earnings Available for Fixed Charges not less than one hundred ten percent (110%) of Consolidated Fixed Charges for such period.

                  (e) With respect to the Borrower, Paid-in-Capital in NCB Financial Corporation, a Delaware corporation, in an amount not greater than $40,000,000.

                  (f) With respect to the Borrower at all times, Investments in Subsidiaries (other than as set forth in subsection 6.9(e) above and excluding SPV's and secured loans to NCB Capital) in an aggregate amount with respect to all such Subsidiaries of not greater than $20,000,000.

                  (g) At all times, a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than 9.5 to 1.0.

For purposes of calculating the ratio set forth in subsection 6.9(g) above only, "Consolidated Adjusted Net Worth" shall be reduced by the amount by which the sum of 75% of (i) 90 day overdue accounts, (ii) non-performing loans, (iii) real estate owned in substance foreclosure and other miscellaneous repossessions, and
(iv) modified loans, exceed the reserves for credit losses established by the Borrower and its Subsidiaries.

                  (h) Qualified Assets of not less than one hundred (100%) percent of the sum (at any date of determination thereof) of:

                      (i) NCCB Senior Obligations, plus

                      (ii) the aggregate unpaid principal amount of Subordinated Debt (as defined in the Senior Note Agreements as in effect on the date hereof), less

                      (iii) the aggregate unpaid principal amount of Class A Notes.

         SECTION 6.10   REPORTABLE EVENTS.

         Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

         SECTION 6.11   COMPLIANCE WITH LAWS.

         Comply in all material respects with all laws, rules, regulations and orders applicable to it, including, without limitation, applicable provisions of ERISA now or hereafter in effect.

         SECTION 6.12   SENIOR NOTE AGREEMENTS.

         Comply and remain at all times in compliance with the Senior Note Agreements.

     ARTICLE 7   NEGATIVE COVENANTS.

     While the Total Commitments are outstanding, and, in the event any Loan
(or Swing Line Loan) remains outstanding, so long as the Borrower is indebted to the Banks, the Swing Line Lender or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, neither the Borrower nor any of its Subsidiaries shall do, agree to do, or permit to be done, any of the following:

         SECTION 7.1   INDEBTEDNESS.

         Subject to subsections 6.9(f) and (g), create, incur, permit to exist or have outstanding any Indebtedness, except:

                  (a) Indebtedness to the Banks, the Swing Line Lender and the Agent under this Agreement and the Notes;

                  (b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof (e.g., deferred compensation and deferred taxes) and in each case incurred and continuing in the ordinary course of business;

                  (c) Indebtedness under, and as permitted by, the Senior Note Agreements;

                  (d) Indebtedness under the Class A Notes; and

                  (e) Indebtedness as set forth on Schedule 7.1 annexed hereto.

         SECTION 7.2 LIENS.

         Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower whether now owned or hereafter acquired, except:

                  (a) Permitted Liens;

                  (b) As set forth on Schedule 3.5 annexed hereto; and

                  (c) To secure obligations in connection with Eligible Derivatives; provided, however, in the event the Agent notifies the Borrower in writing that either (i) the Total Commitments are being terminated pursuant to the terms and conditions of the Loan Agreement, or (ii) the Banks have elected not to extend or renew either of their respective A Commitments or B Commitments upon maturity thereof, then the aggregate amount of obligations in respect of Eligible Derivatives secured by such Liens shall not exceed the greater of: (A) $10,000,000, or (B) the aggregate amount of such obligations outstanding on the date such notification is delivered to the Borrower by the Agent pursuant to this subsection 7.2(c).

         SECTION 7.3   GUARANTIES.

         Assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness. Asset Securitization Recourse Liabilities shall not constitute "guarantees" hereunder.

         SECTION 7.4   MERGERS, ACQUISITIONS.

         Merge or consolidate with any Person (whether or not the Borrower is the surviving entity), except a Subsidiary may consolidate with, or merge into, the Borrower or another Subsidiary, or, except as permitted by subsection 6.9(f), acquire all or substantially all of the assets or any of the capital stock of any Person.

         SECTION 7.5   REDEMPTIONS; DISTRIBUTIONS.

                  (a) Except for redemptions by the Borrower of Class B1 Common Stock from the holders thereof who no longer have loans from the Borrower outstanding, purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower now or hereafter outstanding or set apart any sum for any such purpose; or,

                  (b) Except as permitted under the Senior Note Agreements, declare or pay any dividends or make any distribution of any kind on the Borrower's outstanding stock, or set aside any sum for any such purpose, except that the Borrower may declare or pay any dividend payable solely in shares of its common stock and any Subsidiary may declare or pay any dividend to the Borrower.

         SECTION 7.6   INTENTIONALLY OMITTED.

         SECTION 7.7   CHANGES IN BUSINESS.

         Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any material portion of its property, assets or business except in the ordinary course of business and for a fair consideration or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired.

         SECTION 7.8   PREPAYMENTS.

         Make any voluntary or optional prepayment of any Indebtedness of the Borrower or any of its Subsidiaries for borrowed money incurred or permitted to exist under the terms of this Agreement, other than (i) Indebtedness evidenced by the Notes; (ii) Indebtedness described on Schedule 7.1 annexed hereto, and
(iii) any such Indebtedness which has a maturity of not more than one year from the date of its incurrence.

         SECTION 7.9 INVESTMENTS.

         Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of its Subsidiaries, except investments in:

                      (i) Demand deposits in and one-to-four day loans which bear interest at the Federal Funds Rate or other similar short-term unsecured loans to Selected Banks;

                      (ii) Marketable obligations of the United States;

                      (iii) Marketable obligations guaranteed by or insured by the United States, or those for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereon;

                      (iv) Marketable obligations issued, guaranteed, or fully insured by any agency, instrumentality, or corporation of the United States established or to be established by the Congress, for which the credit of such agency, instrumentality, or corporation is pledged for the repayment of the principal and interest thereof;

                      (v) Marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof;

                      (vi) Domestic and LIBOR, negotiable time and variable rate certificates of deposit issued by Selected Banks;

                      (vii) Marketable bankers' acceptances and finance bills accepted by Selected Banks;

                      (viii) Prime commercial paper having a credit rating equal to at least A-2 issued by S&P or P-2 issued by Moody's or F-2 issued by Fitch IBCA, Inc.;

                      (ix) Marketable corporate debt securities having at least an A credit rating issued by S&P or an A-2 issued by Moody's;

                      (x) Repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsections (ii) and (iv);

                      (xi) Asset-backed securities issued against a pool of receivables which have a long-term rating of AAA or better by Standard & Poor's, Moody's or Fitch IBCA, Inc. and which have an average life or final maturity of no more than five years;

                      (xii) Mortgage-backed securities issued against an underlying pool of mortgages which have a long-term rating of AAA or better by Standard & Poor's, Moody's or Fitch IBCA, Inc.; provided such mortgage-backed securities shall have an average life, as determined by the dealer's prepayment assumptions at the time of purchase, of no more than five years;

                      (xiii) Subsidiaries, subject to the limitations stated in subsection 6.9(e) hereof;

                      (xiv) Promissory notes and other interest bearing obligations acquired in the ordinary course of business and the issuance of letters of credit in the ordinary course of business; and

                      (xv) Equity Investments provided that: (i) the aggregate amount of such equity Investments (on a cumulative basis) does not exceed an amount equal to ten (10%) percent of Consolidated Adjusted Net Worth as at any date of determination thereof, after giving effect to any such equity Investment, and (ii) no single equity Investment in any Person may be greater than $2,000,000. For purposes hereof, equity Investment(s) shall mean the amount paid or committed to be paid in connection with the acquisition of any stock (common or preferred) or other equity securities of any Person or any obligation convertible into or exchangeable for a right, option or warrant to acquire such equity securities.

         SECTION 7.10   FISCAL YEAR.

         Change its fiscal year.

         SECTION 7.11   ERISA OBLIGATIONS.

                  (a) Be or become obligated to the PBGC other than in respect of annual premium payments in excess of $50,000.

                  (b) Be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of Section 4975 of the Code, as in effect or hereafter amended or supplemented, in excess of $50,000.

         SECTION 7.12   AMENDMENT OF DOCUMENTS.

                  (a) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its by-laws, in any respect that could materially and adversely affect the financial condition or business of the Borrower or its ability to perform hereunder or could materially and adversely affect the rights of the Agent and the Banks hereunder.

                  (b) Modify, amend or supplement or agree to modify, amend or supplement the Senior Note Agreements or the Class A Notes (including, without limitation, the subordination provisions set forth therein), in any respect that could materially and adversely affect the financial condition or business of the Borrower or its ability to perform hereunder or could materially and adversely affect the rights of the Agent and the Banks hereunder.

         SECTION 7.13   TRANSACTIONS WITH AFFILIATES.

         Except as expressly permitted by this Agreement, and as set forth on
Schedule 7.13 annexed hereto, directly or indirectly: (i) make any Investment in an Affiliate; or (ii) consolidate with or purchase or acquire assets from an Affiliate; or enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however, that (a) any Affiliate who is an individual may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity,
(b) the Borrower may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         ARTICLE 8   EVENTS OF DEFAULT.

         If any one or more of the following events ("EVENTS OF DEFAULT") shall occur and be continuing, the Total Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other obligations and Indebtedness of the Borrower to the Banks, the Swing Line Lender and the Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.7 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower; provided, however, that: (i) in case of the occurrence of the Event of Default described in Section 8.1, no such notice shall be required after the passage of ten (10) days after the Grace Period provided for therein; and (ii) in case of the occurrence of the Event of Default described in Section 8.7, no such notice shall be required.

         SECTION 8.1   PAYMENTS.

         Failure to make any payment or mandatory prepayment of principal when due or failure to make any payment of interest upon any Note or any fee pursuant to this Agreement within five (5) Business Days after the due date thereof (the "GRACE PERIOD"); or,

         SECTION 8.2   INCURRING OF INDEBTEDNESS DURING THE GRACE PERIOD.

         Incurring of any Indebtedness during the Grace Period including, without limitation, the issuance of Senior Notes; or,

         SECTION 8.3   COVENANTS.

         Failure to perform or observe any of the agreements of the Borrower contained in Section 6.9 or Article 7 hereof (except for the agreements of the Borrower contained in Sections 7.9 or 7.13); or,

         SECTION 8.4   OTHER COVENANTS.

         Failure by the Borrower to perform or observe the agreements of the Borrower contained in Sections 7.9 or 7.13 hereof or any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, including, without limitation, any of the Notes, which shall remain unremedied for a period of fifteen (15) days after notice thereof shall have been given to the Borrower by the Agent; or,

         SECTION 8.5   OTHER DEFAULTS.

                  (a) Failure by the Borrower or any of its Subsidiaries to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or such Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected including, without limitation, the Senior Note Agreements or any other evidences of Indebtedness (a "DEBT INSTRUMENT"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

                  (b) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

                  (c) Failure to pay any Indebtedness for borrowed money when due under any Debt Instrument, whether at final maturity or, in the case of Debt Instruments payable on demand, upon demand; or,

         SECTION 8.6   REPRESENTATIONS AND WARRANTIES.

         Any representation or warranty made in writing to the Banks, the Swing Line Lender or the Agent in any of the Loan Documents or in connection with the making of the Loans or the Swing Line Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or,

         SECTION 8.7   BANKRUPTCY.

                  (a) The Borrower or any of its Material Subsidiaries shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or any of its Material Subsidiaries shall take any action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty (30) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or any of its Material Subsidiaries by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or,

                  (b) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due; or,

                  (c) The Borrower or any of its Material Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;

For purposes of this Section 8.7, a Material Subsidiary is a Subsidiary that, together with any other Subsidiary taking or being subject to any action identified in subsections (a), (b) or (c), comprises at least two (2%) percent of total assets or total liabilities of the Borrower, on a consolidated basis; or

         SECTION 8.8   JUDGMENTS.

         Any judgment against the Borrower or any of its Subsidiaries or any attachment, levy of execution against any of its properties for any amount in excess of $500,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more; or,

         SECTION 8.9   ERISA.

                  (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or,

                  (b) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it.

     ARTICLE 9   THE AGENT.

         SECTION 9.1   APPOINTMENT, POWERS AND IMMUNITIES.

         Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2   RELIANCE BY AGENT.

         The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, or under the other Loan Documents in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         SECTION 9.3   EVENTS OF DEFAULT.

         The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks.

         SECTION 9.4   RIGHTS AS A BANK.

         With respect to its Total Commitment, and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement, or any of the other Loan Documents or otherwise without having to account for the same to the Banks.

         SECTION 9.5   INDEMNIFICATION.

                  (a) The Banks shall indemnify the Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Total Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any of the other Loan Documents (other than the Swing Line Note) or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the other Loan Documents (other than the Swing Line Note)) or the enforcement of any of the terms hereof or of the other Loan Documents, or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  (b) The Banks shall indemnify the Swing Line Lender (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with the aggregate principal amount of the B Loans made by the Banks (or, if no B Loans are at the time outstanding, ratably in accordance with their respective B Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Swing Line Lender in any way relating to or arising out of this Agreement, or the Swing Line Note (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof) or the enforcement of any of the terms hereof in respect of the Swing Line Loan provisions and the Swing Line Note, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         SECTION 9.6   NON-RELIANCE ON AGENT AND OTHER BANKS.

         Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, which may come into the possession of the Agent or any of its Affiliates.

         SECTION 9.7   FAILURE TO ACT.

         Except for action expressly required of the Agent hereunder, or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.8   RESIGNATION OR REMOVAL OF AGENT.

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than 10 days prior written notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be one of the Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Document. After any retiring Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 9.9   OTHER AGENTS; LEAD ARRANGER; BOOK MANAGER.

         None of the Banks identified on the facing page of this Agreement as a "syndication agent," "documentation agent", "lead arranger" or "book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall or be deemed to have any fiduciary relationship with any other Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     ARTICLE 10   MISCELLANEOUS PROVISIONS.

         SECTION 10.1   FEES AND EXPENSES; INDEMNITY.

         The Borrower will promptly (and in any event within 30 days after its receipt of an invoice or statement therefor) pay all costs of the Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with and the reasonable fees and expenses and disbursements of counsel to the Agent, in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Banks, the Swing Line Lender or the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. In addition, the Borrower will promptly (and in any event within 30 days after their receipt of an invoice or statement therefor) pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by each Bank and the Swing Line Lender in connection with its enforcement of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Bank, the Swing Line Lender and the Agent against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of this Agreement and the other Loan Documents, the Loans, the Swing Line Loans and any and all transactions related to or consummated in connection with the Loans and the Swing Line Loans including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Agent, the Swing Line Lender or any Bank in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact of the Borrower and its affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (2) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (3) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (4) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever; except to the extent any of the foregoing results form the gross negligence or willful misconduct of the party to be indemnified. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Swing Line Lender and the Banks hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and the termination of this Agreement.

         SECTION 10.2   TAXES.

         If, under any law in effect on the date of the closing of any Loan or Swing Line Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Banks, the Swing Line Lender and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank, the Swing Line Lender or any other holder of a Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Notes and the termination of this Agreement.

         SECTION 10.3   PAYMENTS.

         As set forth in Section 2.14 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent at the Principal Office of the Agent (except with respect to Swing Line Loans which shall be payable in accordance with subsection 2.11 hereof), in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 12:00 Noon, New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on and interest shall continue to accrue and be payable thereon until the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, then payment shall be due on the next Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Bank or the Swing Line Lender to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Bank or the Swing Line Lender payable by such Bank or the Swing Line Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of any Note, the Bank holding such Note shall mark the Note "Paid" and return it to the Borrower.

         SECTION 10.4 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; WAIVER OF
                      TRIAL BY JURY.

         All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. THE BORROWER WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         SECTION 10.5   LIEN ON AND SET-OFF OF DEPOSITS.

         As security for the due payment and performance of all amounts payable hereunder and under the Notes, the Borrower hereby grants to the Swing Line Lender and the Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to any Bank, the Swing Line Lender or the Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Bank, the Swing Line Lender or the Agent against any of the Indebtedness of the Borrower to the Banks and the Agent, whether or not any of such Indebtedness is then due.

         SECTION 10.6   MODIFICATIONS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT.

         No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following at any time:
(i) change the percentage of (A) the A Commitments or the B Commitments, or (B) the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Banks or any of them to take any action hereunder; or (ii) amend this Section 10.6 or the definition of Majority Banks; and (b) no amendment, waiver or consent shall, unless in writing and signed by the Majority Banks and each Bank that has an A Commitment and/or a B Commitment, if affected by such amendment, waiver or consent, (i) increase the A Commitment and/or a B Commitment, as applicable, of such Bank (it being agreed that waiver of a condition(s) to lend shall not be construed as increasing such Commitments),
(ii) reduce the principal of, or interest on (except for waivers of default interest rates), the Notes held by such Bank or any fees or other amounts payable hereunder to such Bank, (iii) change any date fixed for any payment of principal of, or interest on, the Notes held by such Bank or any fees or other amounts payable hereunder to such Bank, or (iv) change the order of application of any prepayment or the PRO RATA treatment of the Banks set forth in Article 2 hereof in any manner that materially affects such Bank; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender, in addition to the Banks required above to take such action, affect the rights or obligations of the Swing Line Lender under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document. This Agreement embodies the entire agreement and understanding among the Banks, the Agent and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

         SECTION 10.7   REMEDIES CUMULATIVE.

         Each and every right granted to the Agent, the Swing Line Lender and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent, the Swing Line Lender or any Bank or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrower's indebtedness, liabilities and obligations under the Notes and this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against any Bank, the Swing Line Lender or the Agent and without regard to any other obligation of any nature whatsoever which any Bank, the Swing Line Lender or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Bank, the Swing Line Lender or the Agent for payment or performance of the Borrower's indebtedness, liabilities or obligations under the Notes, this Agreement or otherwise.

         SECTION 10.8   FURTHER ASSURANCES.

         At any time and from time to time, upon the request of the Agent, the Borrower, shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans and the Swing Line Loans.

         SECTION 10.9   NOTICES.

         All notices, requests, reports and other communications pursuant to this Agreement except for notices pursuant to Section 2.3 hereof shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail), telecopier or telegram, addressed as follows:



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

                  (a) If to the Borrower:

                      National Consumer Cooperative Bank
                      1725 Eye Street, N.W. / Suite 600
                      Washington, D.C. 20006
                      Attention:  Chief Financial Officer
                      Telecopier No.: 202-336-7803

                      with a copy to:

                  (b) Shea & Gardner
                      1800 Massachusetts Avenue, N.W.
                      Washington, D.C.  20036
                      Attention:  Martin J. Flynn, Esq.
                      Telecopier No.: 202-828-2195

                  (c) If to any Bank:

                      To its address set forth below
                      its name on the signature pages
                      hereof, with a copy to the Agent; and,

                  (d) If to the Agent and the Swing Line Lender:

                      Fleet National Bank
                      1185 Avenue of the Americas
                      New York, New York 10036
                      Attention: Mr. Thomas J. Levy
                                 Vice President
                      Telecopier No.: 212-819-6116

                      with a copy (other than in the case of Borrowing Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

                  (e) Emmet, Marvin & Martin, LLP
                      120 Broadway
                      New York, New York 10271
                      Attention:  Richard S. Talesnick, Esq.
                      Telecopier No.:  212-238-3100

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid or in the case of telecopy notice when sent by telecopy. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly


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

given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         SECTION 10.10   COUNTERPARTS.

         This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 10.11   CONSTRUCTION; GOVERNING LAW.

         The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10.12   SEVERABILITY.

         The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

         SECTION 10.13   BINDING EFFECT; NO ASSIGNMENT OR DELEGATION.

         This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Agent, and any purported assignment or delegation without such consent shall be void.

         SECTION 10.14   ASSIGNMENTS; PARTICIPATIONS.

                  (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of it's A Commitment and/or its B Commitment, the A Loans owing to it and/or the B Loans owing to it and the A Note and/or B Note held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of the assigned rights and obligations, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Bank or an assignment of all of a Bank's rights and obligations under this

Agreement, the amount of the A Commitment and/or B Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 in the aggregate and provided that in the event of concurrent assignments to two or more Related Funds, all such concurrent assignments (which in any event shall not be less than $2,500,000) shall be aggregated in determining compliance with this requirement, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided, however, that no such fee shall be payable in the case of an assignment to a Related Fund.

                  For purposes of this Section, "RELATED FUND" shall mean, with respect to any Bank which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Bank or by any affiliate that is controlled by such investment advisor.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan

Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) The Agent shall maintain at its address referred to in
Section 10.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the A Commitment and B Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "REGISTER"). No such Assignment and Acceptance shall be effective unless and until it is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Bank, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the A Commitment and/or B Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a portion of it's A Commitment and/or B Commitment hereunder, a new Note or Notes to the order of the assigning Bank in an amount equal to the A Commitment and/or B Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                  (f) Each Bank may sell participations to one or more Persons (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its A Commitment and/or B Commitment, the Loans owing to it and the Note or Notes, if any, held by it) at any time and from time to time and without the consent of or notice to the Borrower; PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement (including, without limitation, its A Commitment and/or B Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note or Notes for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.14, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Bank.

                  (h) Any Bank may at any time grant, pledge or assign a security interest in all or any portion of the Loans owing to it and the Note or Notes held by it to secure obligations of such Bank, including any pledge or assignment to secure obligations in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

                  (i) Notwithstanding anything to the contrary contained herein, any Bank (a "GRANTING BANK") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED THAT (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the A Commitment or B Commitment, as applicable, of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.14(i) hereof, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. It is understood and acknowledged that the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Bank of record hereunder.

         SECTION 10.15   CONFIDENTIALITY.

         Neither the Agent nor any Bank shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent or to the Agent's or such Bank's Affiliates and their officers, directors, employees and agents and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) to any direct or indirect contractual counterparty in swap agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or such professional advisor agrees to be bound by the provisions of this Section 10.15), (c) as required by any law, rule or regulation or judicial process and
(d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.





















                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                       NATIONAL CONSUMER COOPERATIVE
                                         BANK, D/B/A NATIONAL COOPERATIVE BANK


                                       BY:
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------

A COMMITMENT                           FLEET NATIONAL BANK,
------------                             AS ADMINISTRATIVE AGENT AND AS A BANK,
                                         AND AS SWING LINE LENDER
$27,500,000


B COMMITMENT                           BY:
------------                              -------------------------------------
                                             NAME: THOMAS J. LEVY
$27,500,000                                  TITLE: VICE PRESIDENT


                                          LENDING OFFICE FOR PRIME RATE
                                          LOANS AND LIBOR LOANS AND
                                          ADDRESS FOR NOTICES:

                                          1185 AVENUE OF THE AMERICAS
                                          NEW YORK, NEW YORK  10036
                                          ATTN: MR. THOMAS J. LEVY
                                                VICE PRESIDENT

                                          TELEPHONE NO.: 212-819-5751
                                          TELECOPIER NO.: 212-819-6116

A COMMITMENT                           CREDIT SUISSE FIRST BOSTON
------------                             CAYMAN ISLANDS BRANCH

$20,000,000
                                       BY:
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                               ---------------------------------


B COMMITMENT                           BY:
------------                              --------------------------------------
                                          NAME:
$20,000,000                                    ---------------------------------
                                          TITLE:
                                               ---------------------------------


                                       LENDING OFFICE FOR PRIME RATE
                                       LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:

                                       CREDIT SUISSE FIRST BOSTON
                                       11 MADISON AVENUE/20TH FLOOR
                                       NEW YORK, NEW YORK 10010-3629
                                       ATTN: MR. JAY CHALL

                                       TELEPHONE NO.: 212-325-9010
                                       TELECOPIER NO.: 212-325-8320

A COMMITMENT                           COOPERATIEVE CENTRALE
------------                             RAIFFEISEN-BOERENLEENBANK
                                         B.A., "RABOBANK INTERNATIONAL",
$10,000,000                              NEW YORK BRANCH


B COMMITMENT                           BY:
------------                              --------------------------------------
                                          NAME:
$10,000,000                                    ---------------------------------
                                          TITLE:
                                                --------------------------------



                                       BY:
                                          --------------------------------------
                                       NAME:
                                            ------------------------------------
                                       TITLE:
                                             -----------------------------------

                                       LENDING OFFICE FOR PRIME RATE
                                       LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:

                                       RABOBANK NEDERLAND, NEW YORK BRANCH
                                       245 PARK AVENUE/38TH FLOOR
                                       NEW YORK, NEW YORK 10167-0062
                                       ATTN: ANGELA REILLY
                                             EXECUTIVE DIRECTOR

                                       TELEPHONE NO.: 212-916-7919
                                       TELECOPIER NO.: 212-808-2579

                                       WITH A COPY TO:

                                       C/O RABO SUPPORT SERVICES
                                       10 EXCHANGE PLACE
                                       JERSEY CITY, NEW JERSEY  07302
                                       ATTENTION: CORPORATE SERVICES

                                       TELEPHONE NO.: 201-499-5322
                                       TELECOPIER NO.: 201-499-5326

A COMMITMENT                           PNC BANK, NATIONAL ASSOCIATION
-----------

$17,500,000                            BY:
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------

B COMMITMENT                           LENDING OFFICE FOR PRIME RATE
------------                           LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:
$17,500,000
                                       PNC BANK, NATIONAL ASSOCIATION
                                       PNC FIRSTSIDE CENTER
                                       500 FIRST AVENUE
                                       PITTSBURGH, PENNSYLVANIA 15219
                                       ATTN.: MARC ACCAMANDO


                                       TELEPHONE NO.: 412-768-7647
                                       TELECOPIER NO.: 412-768-4586

A COMMITMENT                           WACHOVIA BANK, N.A.,
------------                            AS DOCUMENTATION AGENT AND AS A BANK

$22,500,000                            BY:
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------


B COMMITMENT                           LENDING OFFICE FOR PRIME RATE
------------                           LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:
$22,500,000
                                       WACHOVIA BANK, N.A.
                                       191 PEACHTREE STREET, N.E.
                                       ATLANTA, GEORGIA  30303
                                       ATTN.: MARK A. EDWARDS
                                              SENIOR VICE PRESIDENT

                                       TELEPHONE NO.: 404-332-5137
                                       TELECOPIER NO.: 404-332-5905

A COMMITMENT                           ALLFIRST BANK
------------

$12,500,000                            BY:
                                          --------------------------------------
                                          NAME: STEVEN A. SCHRAMM
                                          TITLE: VICE PRESIDENT

B COMMITMENT                           LENDING OFFICE FOR PRIME RATE LOANS
------------                           AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:
$12,500,000
                                       ALLFIRST BANK
                                       FINANCIAL INSTITUTIONS DIVISION
                                       P.O. BOX 1596 (101-710)
                                       25 SOUTH CHARLES STREET/SUITE 1505
                                       BALTIMORE, MARYLAND 21201
                                       ATTN: STEVEN A. SCHRAMM
                                             VICE PRESIDENT

                                       TELEPHONE NO.: 410-244-4045
                                       TELECOPIER NO.: 410-244-4234

A COMMITMENT                           UNION BANK OF CALIFORNIA, N.A.
------------

$10,000,000                            BY
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------

B COMMITMENT                           LENDING OFFICE FOR PRIME RATE  LOANS
------------                           AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:
$10,000,000
                                       UNION BANK OF CALIFORNIA, N.A.
                                       445 SO. FIGUEROA STREET/13TH FLOOR
                                       LOS ANGELES, CALIFORNIA 90071
                                       ATTN: TIMOTHY PRANGLEY
                                             VICE PRESIDENT

                                       TELEPHONE NO.: 213-236-6999
                                       TELECOPIER NO.: 213-236-5954

A COMMITMENT                           SUNTRUST BANK, AS SYNDICATION AGENT
------------                             AND AS A BANK

$22,500,000                            BY:
                                         ---------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------

B COMMITMENT
------------

$22,500,000                            LENDING OFFICE FOR PRIME RATE
                                       LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:

                                       SUNTRUST BANK
                                       201 FOURTH AVENUE NORTH
                                       NASHVILLE, TENNESSEE 37219
                                       ATTN.: MR. RICHARD B. BORING, JR.
                                              VICE PRESIDENT

                                       TELEPHONE NO.: 615-748-4314
                                       TELECOPIER NO.: 615-748-5161

A COMMITMENT                           ISRAEL DISCOUNT BANK OF NEW YORK
------------

$5,000,000                             BY:
                                          --------------------------------------
                                          NAME: ILAN HADANI
                                          TITLE: SENIOR VICE PRESIDENT
B COMMITMENT
------------

$5,000,000                             BY:
                                          --------------------------------------
                                          NAME: KENNETH WALTERS
                                          TITLE: VICE PRESIDENT

                                       LENDING OFFICE FOR PRIME RATE
                                       LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:

                                       ISRAEL DISCOUNT BANK OF NEW YORK
                                       511 FIFTH AVENUE
                                       NEW YORK, NEW YORK  10017-4987
                                       ATTN.: MR. KENNETH WALTERS


                                       TELEPHONE NO.: 212-551-8820
                                       TELECOPIER NO.: 212-551-8660

A COMMITMENT                           CREDIT LYONNAIS NEW YORK BRANCH
------------

$17,500,000                            BY:
                                          --------------------------------------
                                          NAME: SEBASTIAN ROCCO
                                          TITLE: SENIOR VICE PRESIDENT
B COMMITMENT
------------

$17,500,000

                                       LENDING OFFICE FOR PRIME RATE
                                       LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:

                                       CREDIT LYONNAIS NEW YORK BRANCH
                                       1301 AVENUE OF THE AMERICAS
                                       13TH FLOOR/FINANCIAL INSTITUTIONS
                                         DEPARTMENT
                                       NEW YORK, NEW YORK  10019
                                       ATTN: KURT CARDOZA

                                       TELEPHONE NO.: 212-261-7367
                                       TELECOPIER NO.: 212-261-3438

A COMMITMENT                           KBC BANK N.V.
------------

$10,000,000                            BY:
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------


B COMMITMENT                           BY:
------------                              --------------------------------------
                                          NAME:
$10,000,000                                    ---------------------------------
                                          TITLE:
                                                --------------------------------

                                       LENDING OFFICE FOR PRIME RATE
                                       LOANS AND LIBOR LOANS AND
                                       ADDRESS FOR NOTICES:

                                       KBC BANK N.V.

                                       125 WEST 55TH STREET
                                       NEW YORK, NEW YORK 10019
                                       ATTN: EDWARD EIJLERS
                                             ASSISTANT VICE PRESIDENT

                                       TELEPHONE NO.: 212-541-0739
                                       TELECOPIER NO.: 212-541-0793

                             EXHIBITS AND SCHEDULES




EXHIBITS
--------

A-1      Form of A Note

A-2      Form of B Note

A-3      Form of Swing Line Note

B        Form of Assignment and Acceptance


SCHEDULES
---------

3.1 States of Incorporation and Qualification, and Capitalization and Ownership of Stock of, Borrower

3.2      Consents, Waivers, Approvals; Violation of Agreements

3.5      Permitted Security Interests, Liens and Encumbrances

3.6      Judgments, Actions, Proceedings

3.7      Compliance with Laws, Regulations, Agreements

3.8      Burdensome Documents

3.9      Financial Statements

3.10     Taxes

3.13     Name Changes, Mergers, Acquisitions

3.15     Employee Grievances

3.17     Employee Benefit Plans

7.1      Permitted Indebtedness and Guaranties

7.13     Transactions with Affiliates

                                   EXHIBIT A-1
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                                 FORM OF A NOTE

[A Commitment Amount]                                      Due February 11, 2005

         FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK, (the "BORROWER"), hereby promises to pay to the order of [ ] (the "BANK") by payment to the Agent for the account of the Bank the principal sum of [amount of A Commitment] ($__________) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the A Loans made by the Bank under the Loan Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Loan Agreement but in no event later than February 11, 2005.

         The Borrower further promises to pay to the order of the Bank by payment to the Agent for the account of the Bank interest on the unpaid principal amount of each Loan from the date such Loan is made until paid in full, payable at such rates and at such times as provided for in the Loan Agreement.

         The Bank has been authorized by the Borrower to record on the schedule annexed to this A Note (or on any continuation thereof) the amount, type, due date and interest rate of each A Loan made by the Bank under the Loan Agreement and the amount of each payment or prepayment of principal and the amount of each payment of interest of each such A Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Loans. Such notations shall be deemed correct, absent manifest error.

         This A Note is one of the Notes referred to in the Fourth Amended and Restated Loan Agreement (the "LOAN AGREEMENT") dated as of February 12, 2002, among the Borrower, the Banks and Fleet National Bank, as Administrative Agent for the Banks and evidences the A Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

         Upon the occurrence of an Event of Default, under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         The Borrower may at its option prepay all or any part of the principal of this A Note before maturity upon and subject to the terms provided in the Loan Agreement.

         The Borrower agrees to pay costs of collection and reasonable attorneys' fees in case default occurs in the payment of this A Note.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         This A Note has been executed and delivered this 12th day of February, 2002 in New York, New York, and shall be construed in accordance with and governed by the internal laws of the State of New York.

                                       NATIONAL CONSUMER COOPERATIVE
                                         BANK D/B/A NATIONAL COOPERATIVE BANK


                                       BY:
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------

                               SCHEDULE TO A NOTE
                   MADE BY NATIONAL CONSUMER COOPERATIVE BANK
                        IN FAVOR OF _____________________


         This Note evidences the Loans made under the within described Agreement, in the principal amounts, of the types (Prime Rate Loans or LIBOR Loans) and on the dates set forth below, subject to the payments or prepayments set forth below:


                  PRINCIPAL                                INTEREST       AMOUNT OF
DATE MADE         AMOUNT OF       TYPE OF     DUE DATE     RATE ON        PAYMENT OR      BALANCE          NOTATION
OR CONVERTED      LOAN            LOAN        OF LOAN      LOAN           PREPAYMENT      OUTSTANDING      MADE BY
------------      ---------       -------     --------     --------       ----------      ------------     --------


                                   EXHIBIT A-2
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS

                                 FORM OF B NOTE



[B Commitment Amount]                                      Due February 11, 2003

         FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK (the "BORROWER"), hereby promises to pay to the order of [ ] (the "BANK") by payment to the Agent for the account of the Bank the principal sum of [amount of B Commitment] ($__________) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the B Loans made by the Bank under the Loan Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Loan Agreement but in no event later than February 11, 2003.

         The Borrower further promises to pay to the order of the Bank by payment to the Agent for the account of the Bank interest on the unpaid principal amount of each Loan from the date such Loan is made until paid in full, payable at such rates and at such times as provided for in the Loan Agreement.

         The Bank has been authorized by the Borrower to record on the schedule annexed to this B Note (or on any continuation thereof) the amount, type, due date and interest rate of each B Loan made by the Bank under the Loan Agreement and the amount of each payment or prepayment of principal and the amount of each payment of interest of each such B Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Loans. Such notations shall be deemed correct, absent manifest error.

         This B Note is one of the Notes referred to in the Fourth Amended and Restated Loan Agreement (the "LOAN AGREEMENT") dated as of February 12, 2002 among the Borrower, the Banks, and Fleet National Bank, as Administrative Agent for the Banks and evidences the B Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

         Upon the occurrence of an Event of Default, under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         The Borrower may at its option prepay all or any part of the principal of this B Note before maturity upon and subject to the terms provided in the Loan Agreement.

         The Borrower agrees to pay costs of collection and reasonable attorneys' fees in case default occurs in the payment of this B Note.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         This B Note has been executed and delivered this 12th day of February, 2002 in New York, New York, and shall be construed in accordance with and governed by the laws of the State of New York.

                                          NATIONAL CONSUMER COOPERATIVE
                                            BANK D/B/A NATIONAL COOPERATIVE BANK


                                          BY:
                                             -----------------------------------
                                             NAME:
                                                  ------------------------------
                                             TITLE:
                                                   -----------------------------

                               SCHEDULE TO B NOTE
                   MADE BY NATIONAL CONSUMER COOPERATIVE BANK
                        IN FAVOR OF _____________________


         This Note evidences the Loans made under the within described Agreement, in the principal amounts, of the types (Prime Rate Loans or LIBOR Loans) and on the dates set forth below, subject to the payments or prepayments set forth below:



                  PRINCIPAL                                INTEREST       AMOUNT OF
DATE MADE         AMOUNT OF       TYPE OF     DUE DATE     RATE ON        PAYMENT OR      BALANCE          NOTATION
OR CONVERTED      LOAN            LOAN        OF LOAN      LOAN           PREPAYMENT      OUTSTANDING      MADE BY
------------      ---------       -------     --------     --------       ----------      ------------     --------


                                   EXHIBIT A-3
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS

                             FORM OF SWING LINE NOTE



$20,000,000                                                DUE FEBRUARY 11, 2003

         FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK (the "BORROWER"), hereby promises to pay to the order of FLEET NATIONAL BANK (the "BANK") by payment to the Bank the principal sum of TWENTY MILLION DOLLARS ($20,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Line Loans made by the Bank under the Loan Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Loan Agreement but in no event later than February 11, 2003.

         The Borrower further promises to pay to the order of the Bank by payment to the Bank interest on the unpaid principal amount of each Swing Line Loan from the date such Swing Line Loan is made until paid in full, payable at such rates and at such times as provided for in the Loan Agreement.

         The Bank has been authorized by the Borrower to record on the schedule annexed to this Swing Line Note (or on any continuation thereof) the amount, due date and interest rate of each Swing Line Loan made by the Bank under the Loan Agreement and the amount of each payment of principal and the amount of each payment of interest of each such Swing Line Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Swing Line Loans. Such notations shall be deemed correct, absent manifest error.

         This Swing Line Note is the Swing Line Note referred to in the Fourth Amended and Restated Loan Agreement (the "LOAN AGREEMENT") dated as of February 12, 2002 among the Borrower, the Banks and Fleet National Bank, as Administrative Agent for the Banks and evidences the Swing Line Loans made by the Bank thereunder. Capitalized terms used in this Swing Line Note have the respective meanings assigned to them in the Loan Agreement.

         Upon the occurrence of an Event of Default, under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         The Borrower agrees to pay costs of collection and reasonable attorneys' fees in case default occurs in the payment of this Swing Line Note.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         This Swing Line Note has been executed and delivered this 12th day of February, 2002 in New York, New York, and shall be construed in accordance with and governed by the laws of the State of New York.

                                       NATIONAL CONSUMER COOPERATIVE
                                         BANK D/B/A NATIONAL COOPERATIVE BANK


                                       BY:
                                          --------------------------------------
                                          NAME:
                                               ---------------------------------
                                          TITLE:
                                                --------------------------------

                           SCHEDULE TO SWING LINE NOTE
                                     MADE BY
                       NATIONAL CONSUMER COOPERATIVE BANK
                         IN FAVOR OF FLEET NATIONAL BANK


         This Swing Line Note evidences the Swing Line Loans made under the within described Agreement, in the principal amounts, and on the dates set forth below, subject to the payments set forth below:




                  PRINCIPAL                   INTEREST
                  AMOUNT OF      DUE DATE     RATE ON        AMOUNT OF       BALANCE          NOTATION
DATE MADE         LOAN           OF LOAN      LOAN           PAYMENT         OUTSTANDING      MADE BY
------------      ---------      --------     --------       ----------      ------------     --------


                                    EXHIBIT B
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         Reference is made to the Fourth Amended and Restated Loan Agreement dated as of February 12, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT"; the terms defined therein being used herein as therein defined) among NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK, a corporation chartered by Act of Congress of the United States (the "BORROWER"), the Banks party thereto and Fleet National Bank, as Swing Line Lender and as Agent for the Banks (the "AGENT").

         The "ASSIGNOR" and the "ASSIGNEE" referred to on Schedule I hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Loan Agreement as specified on Schedule I hereto. After giving effect to such sale and assignment, the Assignee's _____________(1) Commitments and the amount of the ____________(2) Loans owing to the Assignee will be as set forth on Schedule I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument, agreement or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument, agreement or document furnished


---------------------
(1) Specify A Commitment or the B Commitment here.

(2) Specify A Loans or B Loans here.

pursuant thereto; and (iv) attaches the ____________(3) Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new _______________(3) Note or Notes payable to the order of the Assignee in an amount equal to the _______________(1) Commitments assumed by the Assignee pursuant hereto and a new _______________(3) Note or Notes payable to the order of the Assignor in an amount equal to the _______________(1) Commitments retained by the Assignor under the Loan Agreement as specified on
Schedule I hereto.

         3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the Financial Statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service forms or other forms required under the Loan Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with the processing and recordation fee specified in the Loan Agreement, for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule I hereto.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the _______________(3) Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the _______________(3) Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its conflicts of law principles).

---------------------

(3) Specify A Note or Notes or B Note or Notes or Notes here.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.
























                        [See Schedule I attached hereto]

                                   SCHEDULE I
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

As to the _______________(4) Commitment in respect of which an interest is being assigned:

Percentage interest assigned:                                  __________%

Assignee's _______________(5) Commitment:                     $__________

Aggregate outstanding principal amount
of _______________(6) Loans assigned:                         $__________

Principal amount of _______________(7)

Note payable to Assignee:                                     $__________

Principal amount of _______________(4)


Note payable to Assignor:                                     $__________

Effective Date (if other than date of
acceptance by Agent):                       __________, _____


                                       [NAME OF ASSIGNOR], AS ASSIGNOR


                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------
                                       Dated:
                                             --------------------------------



---------------------

(4) Specify A Commitment or the B Commitment here.

(5) Specify A Commitment or the B Commitment here.

(6) Specify A Loans or the B Loans here

(7) Specify A Note or Notes or the B Note or Notes here.

                                       [NAME OF ASSIGNEE], AS ASSIGNEE


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                       Dated:
                                             ---------------------------------

                                       DOMESTIC LENDING OFFICE:

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------



                                       EURODOLLAR LENDING OFFICE:

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


ACCEPTED THIS ___ DAY OF _________, ____

FLEET NATIONAL BANK, AS AGENT

By:
   --------------------------------------
Name:
      -----------------------------------
Title:
      -----------------------------------


[CONSENTED TO THIS ___ DAY OF _______, ___

NATIONAL CONSUMER COOPERATIVE
  BANK
D/B/A  NATIONAL COOPERATIVE BANK

By:
   --------------------------------------
Name:
      -----------------------------------
Title:                                   ](8)
      -----------------------------------

---------------------

(8) The Borrower may consent to an assignment only if no Event of Default is then existing and continuing.

                                  SCHEDULE 3.1
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS



                   STATES OF INCORPORATION AND QUALIFICATION,
                    AND CAPITALIZATION AND OWNERSHIP OF STOCK
                          OF BORROWER AND SUBSIDIARIES.



NAME                                            JURISDICTION OF INCORPORATION              CAPITALIZATION
----------------------------------------------- ------------------------------------------ -----------------------------------------
National Consumer Cooperative Bank, d/b/a       U.S. Congress                              Classes B, C and D shares in accordance
National Cooperative Bank                       12 U.S.C. Section 3001-3051                      with 12 U.S.C. Section 3014
----------------------------------------------------------------------------------------------------------------------------------
NCB Retail Finance Corporation*                 Delaware                                   Authorized
                                                                                             Common:  1,000
                                                                                           Outstanding
                                                                                             Common:  1,000
----------------------------------------------------------------------------------------------------------------------------------
NCB Capital                                     Delaware  (Qualified in the District of    Authorized Class A
 Corporation                                    Columbia, New York, Illinois,                Preferred: 1,000
                                                California, and New Jersey)                Outstanding Class A
                                                                                             Preferred: 955
                                                                                           Authorized Class B
                                                                                             Preferred: 100
                                                                                           Outstanding Class B
                                                                                             Preferred: 50
                                                                                           Authorized Class C
                                                                                             Preferred: 1,000
                                                                                           Outstanding Class C
                                                                                             Preferred -0-
                                                                                           Authorized
                                                                                             Common: 10,000
                                                                                           Outstanding
                                                                                             Common: 10,000
----------------------------------------------------------------------------------------------------------------------------------
NCB Financial Corporation                       Delaware                                   Authorized
                                                                                             Common: 1,000
                                                                                           Outstanding
                                                                                             Common: 1,000
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
NCB, FSB                                        U.S.  (Office of Thrift Supervision)       Authorized
                                                                                             Common: 1,000
                                                                                           Outstanding
                                                                                             Common: 1,000
----------------------------------------------------------------------------------------------------------------------------------
NCB I, Inc.*                                    Delaware                                   Authorized
                                                                                             Common: 1000
                                                                                           Outstanding
                                                                                             Common: 1000
----------------------------------------------------------------------------------------------------------------------------------
NCB Insurance Brokers, Inc.                     New York                                   Authorized
(to be dissolved)                                                                            Common: 1000
                                                                                           Outstanding
                                                                                             Common: 100
----------------------------------------------------------------------------------------------------------------------------------
NCB NetPlatform, Inc.                           Delaware                                   Authorized
                                                                                             Common: 10,000
                                                                                           Outstanding
                                                                                             Common: 10,000
----------------------------------------------------------------------------------------------------------------------------------
NCB Franchise Services, Inc.                   Delaware                                    Authorized
                                                                                              Common: 10,000
                                                                                           Outstanding
                                                                                              Common: 1,000
----------------------------------------------------------------------------------------------------------------------------------
NCB Funding Corporation*                       Delaware                                    Authorized
                                                                                              Common: 1,000
                                                                                           Outstanding
                                                                                              Common: 1,000
----------------------------------------------------------------------------------------------------------------------------------
EOS Financial Group, Inc.                       Delaware (Qualified in District of         Authorized
                                                 Columbia and California)                     Common: 10,000
                                                                                           Outstanding
                                                                                              Common: 1,000
----------------------------------------------------------------------------------------------------------------------------------
Capital Avenue, Inc.                            Delaware                                   Authorized
                                                                                              Common: 8,000,000
                                                                                           Outstanding:
                                                                                              Common: 1,000,000
                                                                                              Borrower  610,000
                                                                                              Minority Interest: 390,000
                                                                                           Authorized
                                                                                              Preferred: 2,000,000
                                                                                           Outstanding
                                                                                              Preferred: -0-
----------------------------------------------------------------------------------------------------------------------------------

---------------------

*Special Purpose Corporation

                                  SCHEDULE 3.2
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS

                           --------------------------

                          CONSENTS, WAIVERS, APPROVALS,

                            VIOLATIONS OF AGREEMENTS

                           --------------------------



                                      NONE

                                  SCHEDULE 3.5
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS




                          PERMITTED SECURITY INTERESTS,

                             LIENS AND ENCUMBRANCES



NCB, FSB has under pledge to the Federal Home Loan Bank of Cincinnati ("FHLBC") its mortgage loan portfolio under a Blanket Agreement for Advances and Security Agreement which allows a blanket lien to secure borrowings from FHLBC.

The Borrower extends lines of credit to NCB Capital, secured by all assets of NCB Capital pursuant to certain Business Loan/Security Agreements.

The Borrower, NCB Capital and special purpose corporation subsidiaries of the Borrower sell mortgage loans, ESOP loans and other loans from its portfolio in the ordinary course of business, structured either as an Asset Securitization or a sale of whole loans. The SPV or other purchaser typically provides for an alternative security interest and files a financing statement covering such loans in order to protect itself against a subsequent determination that such sale was not a sale but rather a loan.

                                  SCHEDULE 3.6
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS



Pending Actions:

         NCB Capital was served in September, 2001, with a Cross Complaint in OCEAN TOWERS HOUSING CORPORATION ["OTHC"] V. L.E. WATERS CONSTRUCTION CORPORATION ["WATERS"], ET AL., CASE NO. SC067826, in the Superior Court for Los Angeles County. NCB Capital had made a construction loan to OTHC for a major renovation project. OTHC subsequently terminated its construction management agreement with Waters and a related entity and then sued them for fraud, negligent misrepresentation, breach of contract and other claims. The defendants then cross-claimed against NCB Capital , Credit Suisse First Boston (a participant in the NCB Capital loan) and others, including OTHC. The claims against NCB Capital were for interference with contract and inducing breach of contract, claiming damages of $326,989.99, plus punitive damages. NCB Capital filed a demurrer for dismissal of those claims against it, and that demurrer was sustained by the Court in mid-January, subject to leave for the Cross-Complainants to amend their Cross Complaint within 20 days, which they have not yet done. The entire action is now scheduled for mediation beginning February 7, 2002.

Probable Claims:

         None.

                                  SCHEDULE 3.7
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                           --------------------------

                COMPLIANCE WITH LAWS, REGULATIONS AND AGREEMENTS

                           --------------------------


                                      NONE

                                  SCHEDULE 3.8
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                           --------------------------

                              BURDENSOME DOCUMENTS

                           --------------------------


                                      NONE

                                  SCHEDULE 3.9
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS

                           --------------------------

                              FINANCIAL STATEMENTS

                            NATIONAL COOPERATIVE BANK
                     RESTATEMENT OF 2001 QUARTERLY EARNINGS

As a result of the Borrower's internal year-end financial review, it determined that certain expenses related to two separate accounting processes identified during the fourth quarter should have been recognized during previous quarters in 2001. As a result, the Borrower has determined that it should restate the earnings for the affected quarters. Therefore, earnings for the nine months ended September 30, 2001 will be restated from $9,706,539 to approximately $8,423,069. For the year 2001, the Borrower's net income is expected to be approximately $12.4 million, which is in line with the Borrower's earnings outlook developed by the Borrower in the third quarter of the year. In connection with the year-end closing process, including the continued review of these issues, the Borrower will finalize its numbers and will file a Form 8-K when the process is completed to reflect these adjustments and, though not expected, any additional items which may be required.

The two accounting processes which led to the restatement are unrelated to one another. The first relates to the amortization of "interest-only receivables"
(IOs) which the Borrower creates as a result of its asset securitization process. During 2001, two of the collateral pools which support two different IOs experienced accelerated amortization. In structuring the sale of the collateral, the Borrower assumed that the collateral would prepay at its earliest opportunity and valued the IO accordingly at the time of the sales in 1995 and 1996. During the first quarter of 2001, the collateral in the pools did begin to amortize as originally modeled. The Borrower began receiving prepayment penalties fees on the loans and recognized the fees over the course of the year. Unfortunately, the Borrower did not accelerate the amortization of the related IOs to occur concurrently with its receipt of the prepayment fees.

The second adjustment relates to the treatment of deferred fees and deferred costs as required by SFAS 91. Under this accounting pronouncement, the Borrower is required to defer origination fees and related origination costs and amortize them over the life of a loan. During its year-end review, the Borrower determined that origination costs related to loans which it originated for sale had been deferred as required but had not been recognized as required at the time of the sale. In addition, it was determined that the origination costs related to certain loans originated to be held in portfolio had been deferred but the amortization process was not begun. As a result, the Borrower had to true-up the amortization of the deferred costs because of these two errors.

                                  SCHEDULE 3.10
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                           --------------------------

                                      TAXES

                           --------------------------


         The Borrower and NCB Capital for a number of years have had agreements with Supra Products ("SUPRA") for the purchase of lockboxes for lease to members of local realtor associations, and leases originated by NCB Capital typically are assigned to Borrower after a seasoning period. State and local sales and use taxes were owed, whether or not the Borrower originated a lease, because the tax liability is imposed upon the lessee rather than the lessor, and taxes were collected from lessees for deposit in a concentration account to be remitted by either Borrower or Supra to the appropriate taxing authorities. Responsibility for remitting the taxes was assigned either to Borrower or Supra during different periods. In 1997 or 1998 through 2001 the responsibility was assigned to Borrower, but a failure of communication caused Borrower not to be aware of that assignment until the taxes were delinquent. Funds in the concentration account are being used for the tax liabilities, but Borrower estimates that interest and penalties may result in a liability of Borrower in a maximum amount of $400,000. The uncertainty as to the amount arises out of the fact that Borrower has been able to negotiate waivers of penalties and reductions in interest in some jurisdictions, and negotiations have not begun in a substantial number of the 36 states and some municipalities involved. That $400,000 liability will be accrued in Borrower's fiscal year 2001 consolidated financial statements but was not accrued as of the date of the September 30, 2001, Financial Statements.

                                  SCHEDULE 3.13
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS

                           --------------------------

                       NAME CHANGES, MERGERS, ACQUISITIONS

                           --------------------------


1. Effective October 1, 2001, NCB Savings Bank, FSB, changed its name to NCB, FSB..

2. On October 9, 1997, NCB Mortgage Corporation filed an amendment to its Certificate of Incorporation to change its name to NCB Capital Corporation in order better to reflect the scope of its operations.

3. On or about June 14, 2001, NCB Franchise Services, Inc., a wholly-owned Subsidiary of NCB NetPlatform, Inc. (which is a wholly-owned Subsidiary of the Borrower), purchased substantially all of the assets of Frandata Corporation.

                                  SCHEDULE 3.15
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                           --------------------------

                               EMPLOYEE GRIEVANCES

                           --------------------------


                                      NONE

                                  SCHEDULE 3.17
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                           --------------------------

                             EMPLOYEE BENEFIT PLANS

                           --------------------------


BENEFIT PLANS: The Borrower maintains a defined contribution retirement plan which covers substantially all its employees, after one year of eligibility. Under the plan, the Borrower makes an annual contribution of six percent of the compensation (up to $200,000 and not including overtime or bonuses) of plan participants. The contribution is non-integrated. Participants' rights in the plan vest over six years.

The Borrower also maintains an employee thrift plan pursuant to Section 401(k) of the Internal Revenue Code in which all employees are eligible to participate. Under the plan, the Borrower will match employee contributions to the plan up to six percent of net compensation. Participants' rights in the plan vest upon contribution.

                                  SCHEDULE 7.1
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                           --------------------------

                      PERMITTED INDEBTEDNESS AND GUARANTIES

                           --------------------------


         1. Indebtedness of NCB Capital and NCB, FSB secured by liens permitted under Section 3.5 hereof.

         2. The Borrower may enter into an amendment of its Financing Agreement with the U.S. Treasury Department providing for a prepayment of the Class A Notes in 2010 and 2015 with the proceeds of a substantially simultaneous issue of equity or subordinated debt, all pursuant to the terms of the Borrower's Capitalization Policy under the section entitled "Class A Note Retirement Plan" as adopted by the Borrower's Board of Directors and in effect as of the Effective Date.

                                  SCHEDULE 7.13
                  TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT
                                  BY AND AMONG
                       NATIONAL CONSUMER COOPERATIVE BANK
                                       AND
                           CERTAIN BANKS NAMED THEREIN
                                       AND
           FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS


                           --------------------------

                          TRANSACTIONS WITH AFFILIATES

                           --------------------------


         1.       Annual charitable contributions by the Borrower to Development
                  Corp.

         2. Development Corp. has requested that the Borrower provide it with an unsecured line of credit of up to $10,000,000 on terms and conditions that would constitute an arms-length transaction.

                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

                                  BY AND AMONG

                       NATIONAL CONSUMER COOPERATIVE BANK,
                        D/B/A NATIONAL COOPERATIVE BANK,
                                   AS BORROWER

                                       AND

                           THE BANKS SIGNATORY HERETO,

                      SUNTRUST BANK, AS SYNDICATION AGENT,
                   WACHOVIA BANK, N.A., AS DOCUMENTATION AGENT

                                       AND

                              FLEET NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT




                          DATED AS OF FEBRUARY 12, 2002






                             FLEET SECURITIES, INC.
                         LEAD ARRANGER AND BOOK MANAGER